                                                                 EXHIBIT 10.13




                               CREDIT AGREEMENT

                          DATED AS OF APRIL 25, 1997

                                     among

                      PARK AVENUE FINANCING COMPANY, LLC,

                             PAMC CO-MANAGER INC.,

                            PAFC MANAGEMENT, INC.,

                                STANLEY STAHL,

                                      and

                      THE FIRST NATIONAL BANK OF BOSTON,

                       WELLSFORD REAL PROPERTIES, INC.,

                                      and

                          OTHER BANKS THAT MAY BECOME
                           PARTIES TO THIS AGREEMENT

                                      and

                      THE FIRST NATIONAL BANK OF BOSTON,
                                   AS AGENT

                               TABLE OF CONTENTS


     Section 1.     DEFINITIONS AND RULES OF INTERPRETATION.                -1-
     Section 1.1    Definitions.                                            -1-
     Section 1.2    Rules of Interpretation.                               -12-


     Section 2.     THE CREDIT FACILITY.                                   -13-
     Section 2.1    Commitment to Lend.                                    -13-
     Section 2.2    Notes.                                                 -13-
     Section 2.3    Interest on Loans                                      -13-

     Section 3.     REPAYMENT OF THE LOANS.                                -15-
     Section 3.1    Stated Maturity.                                       -15-
     Section 3.2    Mandatory Prepayments.                                 -15-
     Section 3.3    Optional Prepayments.                                  -15-
     Section 3.4    Effect of Prepayments.                                 -17-

     Section 4.     CERTAIN GENERAL PROVISIONS.                            -17-
     Section 4.1    Conversion Options.                                    -17-
     Section 4.2    Funds for Payments.                                    -18-
     Section 4.3    Computations.                                          -19-
     Section 4.4    Additional Costs, Etc.                                 -19-
     Section 4.5    Capital Adequacy.                                      -20-
     Section 4.6    Inability to Determine LIBOR Rate.                     -20-
     Section 4.7    Illegality.                                            -21-
     Section 4.8    Additional Interest.                                   -21-
                                                                           -21-
     Section 4.9    Indemnity of Borrower.                                 -21-
     Section 4.10   Interest on Overdue Amounts; Late Charge.              -21-
     Section 4.11   Certificate.                                           -22-
     Section 4.12   Limitation on Interest.                                -22-
     Section 4.13   Additional Cost Resulting from Syndication.            -22-

     Section 5.     COLLATERAL SECURITY.                                   -23-
     Section 5.1    Collateral.                                            -23-
     Section 5.2    Appraisals.                                            -23-

     Section 6.     REPRESENTATIONS AND WARRANTIES.                        -23-
     Section 6.1    Authority, Etc.                                        -24-
     Section 6.2    Approvals.                                             -25-
     Section 6.3    Title to Properties.                                   -25-
     Section 6.4    Financial Statements.                                  -25-
     Section 6.5    No Material Changes.                                   -25-
     Section 6.6    Franchises, Patents, Copyrights, Etc.                  -26-
     Section 6.7    Litigation; Judgments.                                 -26-
     Section 6.8    No Materially Adverse Contracts, Etc.                  -26-
     Section 6.9    Compliance with Other Instruments, Laws, Etc.          -26-
     Section 6.10   Tax Status.                                            -27-
     Section 6.11   No Event of Default.                                   -27-
     Section 6.12   Holding Company and Investment Company Acts.           -27-
     Section 6.13   Absence of U.C.C. Financing Statements, Etc.           -27-
     Section 6.14   Setoff, Etc.                                           -27-
     Section 6.15   Certain Transactions.                                  -27-
     Section 6.16   Employee Benefit Plans.                                -28-
     Section 6.17   ERISA Taxes.                                           -28-

     Section 6.18   Plan Payments.                                         -28-
     Section 6.19   Regulations U and X.                                   -28-
     Section 6.20   Environmental Compliance.                              -29-
     Section 6.21   Loan Documents.                                        -29-
     Section 6.22   Brokers.                                               -29-
     Section 6.23   Ownership                                              -29-
     Section 6.24   Other Debt.                                            -30-
     Section 6.25   Solvency.                                              -30-
     Section 6.26   Mortgaged Property; Property Owner.                    -30-
     Section 6.27   Leases.                                                -32-
     Section 6.28   Use of Proceeds.                                       -33-
     Section 6.29   Taxation as Partnership.                               -33-
     Section 6.30   Management Agreements.                                 -33-
     Section 6.31   Managing Member.                                       -33-

     Section 7.     AFFIRMATIVE COVENANTS OF THE BORROWER.                 -34-
     Section 7.1    Punctual Payment.                                      -34-
     Section 7.2    Maintenance of Office.                                 -34-
     Section 7.3    Records and Accounts.                                  -34-
     Section 7.4    Financial Statements, Certificates and Information.    -34-
     Section 7.5    Notices.                                               -36-
     Section 7.6    Existence.                                             -37-
     Section 7.7    Insurance.                                             -38-
     Section 7.8    Condemnation.                                          -38-
     Section 7.9    Taxes; Liens.                                          -39-
     Section 7.10   Inspection of Properties and Books.                    -40-
     Section 7.11   Compliance with Laws, Contracts, Licenses, and Permits.-40-
     Section 7.12   Further Assurances.                                    -41-
     Section 7.13   Management.                                            -41-
     Section 7.14   Leases of the Property.                                -42-
     Section 7.15   Budgets                                                -43-
     Section 7.16   Preservation and Maintenance                           -44-
     Section 7.17   Use of Mortgaged Property                              -45-
     Section 7.18   Curing of Misrepresentation.                           -45-
     Section 7.19   Property Owner to Remain a Single-Purpose Entity.      -46-
     Section 7.20   Condominium.                                           -46-
     Section 7.21   ERISA Compliances.                                     -48-

     Section 8.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER.            -48-
     Section 8.1    Covenants with Respect to Indebtedness, Operations,
                    Fundamental Changes of the Borrower                    -48-
     Section 8.2    Restrictions on Liens, Etc.                            -50-
     Section 8.3    Sale and Leaseback; Ground Lease.                      -50-
     Section 8.4    Compliance with Environmental Laws.                    -50-
     Section 8.5    Distributions.                                         -52-
     Section 8.6    Restriction on Leases                                  -52-
     Section 8.7    Additional Restrictions Concerning the
                    Mortgaged Property                                     -53-
     Section 8.8    Mortgage Loan Documents.                               -54-
     Section 8.9    Permitted Transfer.                                    -54-
     Section 8.10   Managing Member.                                       -55-

     Section 9.     CLOSING CONDITIONS.                                    -55-
     Section 9.1    Loan Documents.                                        -55-
     Section 9.2    Certified Copies of Organizational Documents.          -55-
     Section 9.3    Bylaws; Resolutions.                                   -56-
     Section 9.4    Incumbency Certificate; Authorized Signers.            -56-
     Section 9.5    Opinion of Counsel.                                    -56-

     Section 9.6    Appraisal.                                             -56-
     Section 9.7    Environmental Reports.                                 -56-
     Section 9.8    Insurance.                                             -56-
     Section 9.9    Performance; No Default.                               -56-
     Section 9.10   Representations and Warranties.                        -57-
     Section 9.11   Proceedings and Documents.                             -57-
     Section 9.12   Mortgage Loan                                          -57-
     Section 9.13   Due Diligence.                                         -57-
     Section 9.14   Other Documents.                                       -57-
     Section 9.15   No Condemnation/Taking.                                -57-
     Section 9.16   Other.                                                 -57-

     Section 10.    EVENTS OF DEFAULT; ACCELERATION; ETC.                  -58-
     Section 10.1   Events of Default and Acceleration.                    -58-
     Section 10.lA. Limitation of Cure Periods.                            -62-
     Section 10.2   Remedies.                                              -63-
     Section 10.3   Default under Mortgage Loan Documents.                 -64-
     Section 10.4   Distribution of Collateral Proceeds.                   -64-

     Section 11.    BANKRUPTCY.                                            -65-
     Section 11.1   Material Inducement.                                   -65-
     Section 11.2   No Fraudulent Intent.                                  -65-
     Section 11.3   No Bankruptcy Intent.                                  -65-
     Section 11.4   Agreement in Best Interests of Parties; Consideration  -66-
     Section 11.5   Subsequent Bankruptcy; Waiver of Automatic Stay.       -66-
     Section 11.6   Waiver of Automatic and Supplemental Stays.            -67-
     Section 11.7   Approval Rights Regarding Bankruptcy Proceeding        -68-
     Section 11.8   Miscellaneous Representations.                         -68-
     Section 11.9   Covenant of Noninterference and Cooperation            -69-

     Section 12.    SETOFF.                                                -69-

     Section 13.    THE AGENT.                                             -70-
     Section 13.1   Authorization.                                         -70-
     Section 13.2   Employees and Agents.                                  -70-
     Section 13.3   No Liability.                                          -70-
     Section 13.4   No Representations.                                    -70-
     Section 13.5   Payments.                                              -71-
     Section 13.6   Holders of Notes.                                      -72-
     Section 13.7   Indemnity.                                             -72-
     Section 13.8   Agent as Bank.                                         -72-
     Section 13.9   Resignation.                                           -72-
     Section 13.10  Duties in the Case of Enforcement.                     -73-
     Section 13.11  Notification of Banks.                                 -73-

     Section 14.    EXPENSES.                                              -73-

     Section 15.    INDEMNIFICATION.                                       -74-

     Section 16.    SURVIVAL OF COVENANTS, ETC.                            -75-

     Section 17.    ASSIGNMENT AND PARTICIPATION.                          -76-
     Section 17.1   Conditions to Assignment by Banks.                     -76-
     Section 17.2   Register.                                              -77-
     Section 17.3   New Notes.                                             -77-
     Section 17.4   Participations.                                        -78-
     Section 17.5   Pledge by Bank.                                        -78-
     Section 17.6   No Assignment by Borrower.                             -78-

     Section 17.7   Disclosure.                                            -78-
     Section 17.8   Amendments to Loan Documents.                          -79-

     Section 18.    NOTICES.                                               -79-

     Section 19.    RELATIONSHIP.                                          -80-

     Section 20.    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.    -80-

     Section 21.    HEADINGS.                                              -80-

     Section 22.    COUNTERPARTS.                                          -81-

     Section 23.    ENTIRE AGREEMENT, ETC.                                 -81-

     Section 24.    WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.        -81-

     Section 25.    DEALINGS WITH THE BORROWER.                            -81-

     Section 26.    CONSENTS, AMENDMENTS, WAIVERS, ETC.                    -82-

     Section 27.    RIGHTS OF THIRD PARTIES                                -82-

     Section 28.    SEVERABILITY.                                          -83-

     Section 29.    TIME OF THE ESSENCE.                                   -83-

     Section 30.    NO UNWRITTEN AGREEMENTS.                               -83-

     Section 31.    JOINT AND SEVERAL LIABILITY.                           -83-

     Section 32.    NONRECOURSE OBLIGATIONS.                               -83-

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (this "Agreement") is made as of the 25th day of April, 1997, by and among PARK AVENUE FINANCING COMPANY LLC, a Delaware limited liability company ("Holding Company"), PAMC CO-MANAGER INC., a Delaware corporation ("Co-Managing Member"; Holding Company and Co-Managing Member are hereinafter referred to collectively as "Borrower"), PAFC MANAGEMENT, INC., a Delaware corporation ("Holding Company Managing Member"), and STANLEY STAHL, a resident of the State of New York ("Guarantor"), each having its principal place of business at 277 Park Avenue, 47th Floor, New York, New York, 10172, THE FIRST NATIONAL BANK OF BOSTON, WELLSFORD REAL PROPERTIES, INC. and the other parties that may become parties hereto pursuant to Section 17 (collectively the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, as Agent for the Banks (the "Agent").

                                   RECITALS

     WHEREAS, Borrower has requested that the Banks provide an $80,000,000.00 loan to the Borrower; and

     WHEREAS, Agent and the Banks are willing to provide such loan to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

      Section I.  DEFINITIONS AND RULES OF INTERPRETATION.

      Section A. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

     Additional Pledgors.  Guarantor and Holding Company Managing Member.

     Agent. The First National Bank of Boston acting as agent for the Banks, its successors and assigns.

     Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

     Agent's Special Counsel. Long Aldridge Norman L.L.P. or such other counsel as may be approved by the Agent.

     Agreement. This Credit Agreement, including the Schedules and Exhibits hereto.

     Alteration.  See Section 7.16(b).

     Approved Budget. The annual Budgets as approved by the Agent in accordance with the terms of this Agreement.

     Assignments of Member's Interest. The Assignments of Member's Interest from (a) Borrower and (b) Holding Company Managing Member and Guarantor, respectively, to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of the Borrower in the Property Owner and of Holding Company Managing Member and Guarantor in the Holding Company.

     Balance Sheet Date. April 25, 1997.

     Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

     Banks. FNBB, Wellsford and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 17 (but not including any participant as described in Section 17).

     Base Rate. The greater of (a) the annual rate of interest announced from time to time by Agent at Agent's Head Office as its "base rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     Base Rate Loans. The Loans when bearing interest calculated by reference to the Base Rate.

     Board of Managers.  The Board of Managers of the Condominium.

     Borrower.  As defined in the preamble hereto.

     Budget. The annual budget of the Property Owner with respect to the Mortgaged Property, as approved by the Agent (which approval shall not be unreasonably withheld, conditioned or delayed), which Budget shall be an estimate of the monthly income and expenditures for the management, leasing, maintenance, supervision, direction and operation of the Mortgaged Property for the calendar year in question, including a schedule of anticipated receipts and a schedule of any routine and non-routine repairs or maintenance and preventive maintenance projects to be carried out during such calendar year. Each Budget shall be a complete and reasonable estimate of the income and expenditures for the Mortgaged Property for the period covered thereby, and shall be prepared in good faith and consistent with prior years (taking into account reasonably anticipated changes from prior years), and in accordance with sound real estate accounting standards applied on a consistent basis. The Budget shall include the Capital Budget for the applicable year. Notwithstanding anything herein to the contrary, any fees or expenses to be paid to the Property Owner, the Borrower, any Additional Pledgor, Managing Member or any affiliate of any of such Persons shall not exceed an amount which would be paid to an unaffiliated entity in any arms-length transaction; provided, however, that the management and leasing fee payable to Stahl Real Estate Co. shall not exceed the fee payable pursuant to the Management Agreement between Property Owner and Stahl Real Estate Co. dated April 25, 1997. The Agent shall not be permitted to withhold its consent as to any line item or sum set forth in a Budget that is required to be deposited with the Mortgagee pursuant to the Mortgage Cash Collateral Agreement.

     Building. With respect to the Mortgaged Property, all of the buildings, structures and improvements now or hereafter located thereon.

     Business Day. Any day on which banking institutions located in the same city and State as the Agent's Head Office are located and are open for the transaction of banking business, and in the case of the LIBOR Rate Loans, which is also a LIBOR Business Day.

     Bylaws. The bylaws of the Condominium, as the same may be amended from time to time pursuant to the terms thereof.

     Capital Budget. The budget of capital improvements, repairs, replacements, tenant improvements and leasing commissions and other similar tenant-related expenses with respect to the Mortgaged Property for the calendar year in question, which shall be a complete and reasonable estimate of the capital expenditures, and expenditures for tenant improvements and leasing commissions and other similar tenant-related expenses, for the Mortgaged Property for the period covered thereby, and shall be prepared in good faith and consistent with prior years (taking into account reasonably anticipated changes from prior years), and in accordance with sound real estate accounting standards applied on a consistent basis.

     Capitalization Date.  See Section 2.3.

     Capitalized Interest.  See Section 2.3.

     Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     Cash Collateral Agreement. The Cash Collateral Account Security, Pledge and Assignment Agreement dated of even date herewith among the Borrower, the Property Owner, the Managing Member, Guarantor and the Agent, as the same may be modified or amended, such agreement to be in form and substance satisfactory to the Majority Banks.

     Closing Date.  The first date on which all of the conditions set forth in
Section 9 have been satisfied.

     Code.  The Internal Revenue Code of 1986, as amended.

     Collateral. All of the property, rights and interests of the Borrower and the Additional Pledgors which are or are intended to be subject to the security interests, security title and liens created by the Security Documents.

     Co-Managing Member.  As defined in the preamble hereto.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's Commitment Percentage of the aggregate principal amount of the Loans from time to time outstanding.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     Condominium. The 277 Park Avenue Condominium created pursuant to the Condominium Declaration.

     Condominium Act. Article 9-B of the New York Real Property Law and successor statutes.

     Condominium Declaration. The Declaration of 277 Park Avenue Condominium, dated as of December 1, 1994 and recorded in the Office of the City Register, New York County, on August 24, 1995 in Reel 2237, Page 494, as amended by First Amendment to Declaration of Condominium dated as of December 1, 1995, and recorded in the Office of the City Register, New York County, on January 4, 1996 in Reel 2278, Page 2097, as the same may be hereafter amended in accor-dance with the provisions of the Mortgage Loan Documents and this Agreement.

     Condominium Documents. The Condominium Declaration, the Bylaws, the rules and regulations and other constituent documents of the Condominium, as the same may be amended from time to time pursuant to the terms of the Mortgage Loan Documents and this Agreement.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

     Default.  See Section 10.1.

     Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any member's interest, shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement of any member's interest, shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly; the return of capital by such Person to its members, shareholders or partners as such; or any other distribution on or in respect of any member's interest, shares of any class of capital stock or other beneficial interest of such Person.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Drawdown Date. The date on which the Loans are initially funded to the Borrower.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Engineer. IVI Environmental, Inc., or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances, compliance with Environmental Laws and related environmental matters and reasonably acceptable to the Agent.

     Environmental Laws. Such term shall have the meaning as set forth in the Mortgage.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Event of Default.  See Section 10.1.

     Excess Cash Flow. Such term shall have the meaning set forth in the Mortgage Cash Collateral Agreement. For the purposes of the Agreement, Excess Cash Flow shall also include any and all amounts that pursuant to the terms of the Mortgage Cash Collateral Agreement are to be deposited with the Agent.

     Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by the Agent.

     FNBB.  The First National Bank of Boston.

     generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. Stanley Stahl, an individual resident of the State of New York, having an address in care of Stahl Real Estate Co., 277 Park Avenue, New York, New York 10172 and a residence at 923 Fifth Avenue, Apt. #18A, New York, New York 10021.

     Guaranty. The Conditional Guaranty of Payment and Performance dated of even date herewith made by Guarantor in favor of Agent and the Banks, as the same may be modified or amended.

     Hazardous Substance. Such term shall have the meaning set forth in the Mortgage.

     Holding Company.  As defined in the preamble hereto.

     Holding Company Managing Member.  As defined in the preamble hereto.

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and all subordinated debt);
(b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed;

(c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; and (d) any obligation as a lessee or obligor under a Capitalized Lease.

     Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials made by the Borrower in favor of the Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower agrees to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws.

     Interest Payment Date. The first day of each calendar month during the term of the Loan, commencing May 1, 1997.

     Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the first day of the applicable Interest Period and ending one, two or three months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable LIBOR interbank market;

          (ii) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

          (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

     Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities or other ownership interests issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or other ownership interests or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.

     Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Mortgaged

Property.

     LIBOR Bid Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as determined by the Reference Bank's LIBOR Lending Office to be the rate (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to prime banks by such banks in the London Interbank Market as are selected in good faith by the Reference Bank at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies.

     LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

     LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the interest rate per annum determined by the Agent pursuant to the following formula:

               LIBOR Rate     =     LIBOR Bid Rate
                                      1.00 - Reserve Rate

     LIBOR Rate Loans. The Loans when bearing interest calculated by reference to a LIBOR Rate.

     Loan Documents. This Agreement, the Notes, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower, the Guarantor or the Additional Pledgors in connection with the Loans.

     Loans.  The aggregate Loans to be made by the Banks hereunder.

     Lockout Expiration Date. April 30, 2002.

     Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than the required percentage, as determined by the Banks, required to approve such matter, as disclosed by the Agent to the Borrower from time to time.

     Management Agreement. The agreement or agreements, whether written or oral, providing for the management and/or leasing of the Mortgaged Property.

     Managing Member. Park Avenue Management Corporation, a Delaware corporation.

     Maturity Date. May 1, 2007 or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Mortgage. The Consolidated, Amended and Restated Mortgage, Security Agreement and Assignment of Leases and Rents dated of even date herewith by the Property Owner in favor of Mortgagee, which relates to the Real Estate.

     Mortgage Cash Collateral Agreement. The Cash Management and Collateral Account Security, Pledge and Assignment Agreement dated of even date herewith between the Property Owner and the Mortgagee.

     Mortgagee. Initially, Column Financial, Inc., and its successors and assigns as the holder or holders of the Mortgage Loan Documents, and any servicer or trustee acting on behalf of the holder or holders of interests in the note secured thereby, as the case may be.

     Mortgage Loan. The $345,000,000.00 first mortgage loan to the Property Owner that is evidenced and secured by the Mortgage Loan Documents.

     Mortgage Loan Documents. Collectively, the Mortgage, that certain Consolidated, Amended and Restated Promissory Note dated of even date herewith made by the Property Owner to the order of the Mortgagee in the principal face amount of $345,000,000.00, that certain Assignment of Leases and Rents dated of even date herewith by the Property Owner to the Mortgagee, the Mortgage Cash Collateral Agreement, and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Property Owner in connection with the Mortgage Loan.

     Mortgaged Property.  The Mortgaged Property, as defined in the Mortgage.

     Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Notes.  See Section 2.2.

     Notice.  See Section 18.

     Obligations. All indebtedness, obligations and liabilities of the Borrower and the Additional Pledgors to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens. Those liens and encumbrances described in Exhibit B attached to and made a part of the Mortgage.

     Permitted Transfer.  See Section 8.9.

     Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pledge Agreement. Collectively, the Stock Pledge Agreements dated of even date herewith made by the Guarantor pledging its ownership interest in the Managing Member, Co- Managing Member and the Holding Company Managing Member, respectively, in favor of the Agent for the benefit of the Banks, as the same may be modified and amended.

     Property Owner. 277 Park Avenue, LLC, a Delaware limited liability company.

     Rating Agency.  As defined in the Mortgage.

     Real Estate. The real property more particularly described in Exhibit A attached hereto and made a part hereof.

     Record. The record, including computer records, maintained by the Agent with respect to the Loans referred to in the Notes.

     Reference Bank.  The Agent.

     Refinance Commitment. The "Commitment", as such term is defined in the Mortgage Cash Collateral Agreement.

     Register.  See Section 17.2.

     Release. Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of an office building in the ordinary course of business, and in any event in compliance with all the Environmental Laws) of Hazardous Substances.

     Rent Roll. A report prepared by the Borrower showing for the Mortgaged Property its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Agent, such approval not to be unreasonably withheld.

     Reportable Event. Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     Reserve Account. The "Notes Reserve Fund Sub-Account" established by the Borrower with the Agent as described in the Cash Collateral Agreement.

     Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or such other regulations) if such liabilities were outstanding. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate.

     Security Documents. The Assignments of Member's Interest, the Pledge Agreement, the Cash Collateral Agreement, the Indemnity Agreement, the Guaranty, any further collateral assignment for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

     State.  A state of the United States of America.

     Subsidiary. Any corporation, limited liability company, association, partnership, trust, or other business which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least five percent (5%) of the outstanding Voting Interests or other economic interest.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

     Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate
Loan.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, limited liability company, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, limited liability company, trust or other business entity involved.

     Wellsford.  Wellsford Real Properties, Inc.

     Yield Maintenance Expiration Date.  April 30, 2006.

      Section B.  Rules of Interpretation.

          1. A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          2. The singular includes the plural and the plural includes the singular.

          3. A reference to any law includes any amendment or modification to such law.

          4. A reference to any Person includes its permitted successors and permitted assigns.

          5. Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          6. The words "include", "includes" and "including" are not limiting.

          7. The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          8. All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

          9. Reference to a particular "Section ", refers to that section of this Agreement unless otherwise indicated.

          10. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

      Section II.  THE CREDIT FACILITY.

      Section A. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower on the Closing Date the amount of its Commitment, which Commitments in the aggregate total $80,000,000.00.

      Section B. Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B hereto (collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of receipt of any payment of principal thereof, an appropriate notation on the Agent's Record reflecting the receipt of such payment. The outstanding amount of the Loans set forth on the Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on the Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

      Section C.  Interest on Loans.

          1.   The Loans shall bear interest as follows:

               a. For the period commencing with the Drawdown Date thereof through and including the Yield Maintenance Expiration Date at the rate of twelve percent (12.0%) per annum.

               b. From and after the Yield Maintenance Expiration Date, each Base Rate Loan shall bear interest for the period commencing with the date the election for the Loans to be Base Rate Loans shall commence or be deemed to have commenced and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus five and 15/100 percent (5.15%).

               c. From and after the Yield Maintenance Expiration Date, each LIBOR Rate Loan shall bear interest for the period commencing with the date the election for the Loans to bear interest or be continued as LIBOR Rate Loans shall have commenced or be deemed to have commenced and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the LIBOR Rate determined for such Interest Period plus five and 15/100 percent (5.15%).

               d. Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

          2. The Borrower promises to pay interest on the Loans in arrears as follows:

               a. From and after the Drawdown Date through and including the Yield Maintenance Expiration Date, interest on the outstanding principal balance of the Loans shall be due and payable on each Interest Payment

     Date (which for the purposes hereof shall include the Interest Payment Date on May 1, 2006) at an interest rate equal to ten percent (10%) per annum; and

               b. In addition, from and after the Drawdown Date through and including the Yield Maintenance Expiration Date, interest on the outstanding principal balance of the Loans shall be due and payable on each Interest Payment Date (which for the purposes hereof shall include the Interest Payment Date on May 1, 2006) at a rate equal to two percent (2.0%) per annum first from funds available for such purpose pursuant to the Cash Collateral Agreement or, in the event that the funds available for such purpose pursuant to the Cash Collateral Agreement are insufficient to fully pay such interest, then from the Reserve Account to the extent funds are available in the Reserve Account for the payment of such interest; and

               c. From and after the Yield Maintenance Expiration Date until the repayment in full of the Loans, the Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date thereafter (commencing June 1, 2006) with respect thereto.

          3. On the first day of each calendar month through and including May 1, 2006, all accrued but unpaid interest due under each Note pursuant to
Section 2.3(b)(ii) shall be added to the outstanding principal balance of such Note (each such date is hereinafter referred to as a "Capitalization Date", and the amount of interest from time to time so added to the outstanding principal balance of the Notes is hereinafter referred to as the "Capitalized Interest"), and from and after each Capitalization Date, such amount shall bear interest as provided herein and shall otherwise constitute a portion of the principal indebtedness evidenced by such Note for all purposes. The Agent shall maintain a separate record of the Capitalized Interest, and such record shall be prima facie evidence of the amount thereof, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note. Notwithstanding the foregoing, any amount of Capitalized Interest that has not previously been repaid shall be paid without penalty or premium from funds available for such purpose pursuant to the Cash Collateral Agreement, and shall reduce the outstanding principal balance of such Note.

          4. On the Maturity Date, all accrued but unpaid interest (including, without limitation, any interest accrued pursuant to Section 2.3(b)(ii) which has not been paid) shall be due and payable.

      Section III.  REPAYMENT OF THE LOANS.

      Section A. Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      Section B.  Mandatory Prepayments.

          1. If at any time the outstanding principal amount of the Mortgage Loan is prepaid in full, whether voluntarily, involuntarily or as the result of an acceleration of the maturity date thereof, all of the Loans outstanding on such date, together with any and all accrued but unpaid interest thereon and prepayment fees (except as otherwise provided in Section 2.3(c) and Section 3.3(b), as applicable) shall become absolutely due and payable. For the purposes hereof, and without limiting the generality of the foregoing, the Mortgage Loan shall be deemed to have been prepaid in the event that (i) the Mortgage is assigned by the holder thereof to a new holder for the purpose of facilitating a refinance of the indebtedness secured thereby, or (ii) the Property Owner defenses the Mortgage Loan as permitted by Section 44 of the Mortgage.

          2. If at any time there shall occur, whether voluntarily, involuntarily or by operation of law, a sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of (i) any assets or properties of the Property Owner, except as provided in Section 7.16(a) with respect to the replacement of fixtures, equipment, machinery and other personal property and the leasing of equipment by the Property Owner in connection with the operation of the Mortgaged Property in the ordinary course of business, (ii) any of the Collateral, (iii) any other assets or properties of the Borrower, Managing Member or the Holding Company Managing Member, (iv) any direct or indirect interest of the Borrower or Managing Member in the Property Owner, (v) any direct or indirect interest of Guarantor or Holding Company Managing Member in Holding Company, or (vi) any direct or indirect interest of Guarantor in the Managing Member, Co-Managing Member or Holding Company Managing Member (unless such event is a Permitted Transfer), all of the Loans outstanding on such date, together with any and all accrued but unpaid interest thereon and prepayment fees shall become absolutely due and payable.

      Section C.  Optional Prepayments.

          1. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole but not in part (except as otherwise specifically provided herein), at any time after the Lockout Expiration Date, provided (i) written notice of such prepayment specifying the date of prepayment is received by Agent not more than sixty (60) days and not less than twenty (20) days prior to the date of such prepayment, (ii) such prepayment is accompanied by all interest accrued hereunder (including without limitation all interest due under Section 2.3(b)(ii)) and all other sums due hereunder or under the other Loan Documents as of the date of such prepayment, and (iii) if such prepayment occurs on or prior to the Yield Maintenance Expiration Date, Agent is paid for the account of the Banks a prepayment fee in an amount equal to the positive excess of (A) the present value ("PV") of all future installments of principal and interest due under the Notes including the principal amount due at maturity, assuming for the purposes hereof that the Notes were due and payable in full on the Yield Maintenance Expiration Date (collectively, "All Future Payments"), determined by discounting the same at an interest rate per annum equal to the sum of (1) the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the Yield Maintenance Expiration Date, and (2) two hundred (200) basis points for any period through and including May 1, 2003 and three hundred (300) basis points for any period thereafter over (B) the principal amount of the Notes outstanding immediately before such prepayment [(PV of All Future Payments) - (principal balance at time of prepayment) = prepayment fee]. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release
H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the Yield Maintenance Expiration Date, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to the Yield Maintenance Expiration

Date, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above
rounded upward).   In the event that any prepayment fee is due hereunder, Agent shall deliver to Borrower a statement not less than five (5) days prior to the proposed date of prepayment setting forth the amount and determination of the prepayment fee, and, provided that Agent shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Agent on any day preceding the date of such prepayment and prior to the delivery of such notice by Agent to the Borrower. Neither Agent nor any Bank shall be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Constant Maturity Yield or otherwise as a condition to receiving the prepayment fee. No prepayment fee or premium shall be due or payable in connection with any prepayment of the indebtedness evidenced by the Notes made after the Yield Maintenance Expiration Date (provided that after the Yield Maintenance Expiration Date the Borrower shall be required to pay any amounts due pursuant to Section 3.3(d)), or except as otherwise provided below, upon prepayment resulting from application of insurance or condemnation proceeds as provided in this Agreement at any time during the loan term.

          2. Partial prepayments of this Note shall not be permitted, except partial prepayments resulting from Agent applying excess insurance or condemnation proceeds to reduce the outstanding principal balance of the Notes as provided in this Agreement, in which event, so long as no Event of Default has occurred, no prepayment fee or premium shall be due. No notice of prepayment shall be required under the circumstance specified in the preceding sentence.

          3.   Except as otherwise expressly provided in Section 2.3(c) and
Section 3.3(b), the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of the Notes is paid prior to the Yield Maintenance Expiration Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Agent's exercise of its rights upon the occurrence of an Event of Default and acceleration of the Maturity Date of the Notes (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of the Notes with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee. If the Obligations shall have been declared due and payable by Agent due to an Event of Default, then any tender of payment of such indebtedness made prior to the Lockout Expiration Date must include a prepayment fee computed as provided in Section 3.3(a) above (provided that the reference to two hundred
(200) basis points and three hundred (300) basis points in Section 3.3(a)
(iii)(A)(2) shall for the purposes of this Section 3.3(c) be modified to five hundred (500) basis points).

          4. Any optional prepayment of the outstanding amount of the LIBOR Rate Loans may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7, unless payment is made of the amounts due pursuant to Section 4.8.

      Section D. Effect of Prepayments. Amounts of the Loans prepaid may not be reborrowed. Except as otherwise provided herein, all payments shall first be applied to accrued but unpaid interest and then to principal.

      Section IV.  CERTAIN GENERAL PROVISIONS.

      Section A.     Conversion Options.

          1. Not less than four (4) Business Days prior to May 1, 2006, the Borrower shall deliver a written notice to the Agent specifying whether the Borrower is requesting that the entire principal balance of the Loans be a Base Rate Loan or a LIBOR Rate Loan and, if the Borrower is requesting a LIBOR Rate Loan, specifying the Interest Period requested in connection therewith. Such notice shall be irrevocable and binding on the Borrower. If no such notice is given by the Borrower to the Agent, the Borrower shall be deemed to have elected a Base Rate Loan to commence on May 1, 2006. Promptly upon receipt of any such notice, the Agent shall notify the other Banks. The entire principal balance of the Loans shall either be a Base Rate Loan or a LIBOR Rate Loan.

          2. Thereafter the Borrower may elect from time to time to convert all of the Loans to another Type and thereafter the entire principal balance of the Notes shall bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least four LIBOR Business Days' prior written notice of such election and the Interest Period requested for all of the Loans; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Promptly upon receipt of any such Conversion Request, the Agent shall notify each of the Banks thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

          3. Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

          4. In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

      Section B.      Funds for Payments.

          1. All payments of principal, interest, loan fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 12:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with Agent, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

          2. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without set off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      Section C. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

      Section D. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          1. subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent or its franchise tax), or

          2. materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

          3. impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

          4. impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

                a. to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

               b. to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

               c. to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

      Section E. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      Section F. Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the

Agent shall so notify the Borrower and the Banks.

      Section G. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

      Section H. Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate (including any spread over such rate pursuant to Section 2.3(a)(iii)) applicable to such LIBOR Rate Loan minus
(b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above).

      Section I. Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a conversion after the Borrower has given (or is deemed to have given) a Conversion Request.

      Section J. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) plus the interest rate which would be in effect hereunder until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within ten days of the date when due.

      Section K. Certificate. A certificate setting forth any amounts payable pursuant to Section 4.4, Section 4.5, Section 4.8, Section 4.9 or Section 4.10 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be considered prima facie evidence of such amount. Any such certificate shall be delivered to the Borrower promptly following the occurrence of the event causing the Borrower to incur such additional payment obligations; provided, however, that any delay in delivering such notice shall not relieve the Borrower of its obligation to pay such amounts. Before giving any such certificate, the applicable Bank shall take such actions as may be reasonably available to such Bank to minimize such costs provided such actions shall not in the judgment of such Bank be otherwise materially disadvantageous to such Bank.

      Section L. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

      Section M. Additional Cost Resulting from Syndication. Notwithstanding the terms of Section s4.2(b), 4.4, 4.5, 14(a) and 14(b), the Borrower shall not be required to pay to any Bank (other than FNBB and Wellsford) any additional amounts pursuant to Section 4.2(b) as a result of the imposition of any withholding requirement, the incurrence of any additional cost pursuant to
Section 4.4 and Section 4.5, costs pursuant to 14(a), or any taxes pursuant to
Section 14(b) unless such withholding requirement pursuant to Section 4.2(b), the obligation to pay any additional costs pursuant to Section 4.4, Section 4.5, or Section 14(a), or the obligation to pay such taxes pursuant to Section 14(b) as a result of the same circumstances shall also exist with respect to FNBB or Wellsford.

      Section V.  COLLATERAL SECURITY.

      Section A. Collateral. The Obligations of the Borrower shall be secured by (i) a perfected first priority security title to be held by the Agent for the benefit of the Banks in the Collateral, and (ii) such additional collateral from the Borrower or other Persons, if any, as the Agent for the benefit of the Banks from time to time may accept as security for the Obligations of the Borrower, with the consent of the Majority Banks, which consent may be given or withheld in the sole and absolute discretion of the Majority Banks. Certain of the Obligations shall also be guaranteed pursuant to and subject to the terms of the Guaranty.

      Section B.  Appraisals.

          1. The Agent on behalf of the Banks may require an appraisal or appraisal updating or revising a prior appraisal of the Mortgaged Property, in order to determine the current appraised value of the Mortgaged Property, and the Borrower shall pay to the Agent on demand all reasonable costs of all such appraisals relating to the Mortgaged Property; provided, however, that so long as no Event of Default shall have occurred and be continuing and regulatory requirements of any Bank generally applicable to loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent appraisals, the Borrower shall not be required to pay for appraisals for the Mortgaged Property more often than once in any 60-month period. The foregoing shall not limit the right of the Agent to obtain an appraisal of the Mortgaged Property for the purposes of determining the net worth of the Guarantor pursuant to the Guaranty.

          (b) The Borrower acknowledges that the Majority Banks are not bound by the value set forth in any appraisal performed pursuant to this Agreement and do not make any representations or warranties with respect to any such appraisal. The Borrower further agrees that the Banks shall have no liability as a result of or in connection with any such appraisal for statements contained in such appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such appraisal, or variance of such appraisal from the fair value of the Mortgaged Property that is the subject of such appraisal given by the local tax assessor's office, or the Borrower's idea of the value of the Mortgaged Property.

      Section VI.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Agent and the Banks as follows.

      Section A.  Authority, Etc.

          1. Organization; Good Standing. Holding Company is a Delaware limited liability company duly organized pursuant to a Certificate of Formation filed December 9, 1996 with the Delaware Secretary of State and is validly existing and in good standing under the laws of Delaware. Managing Member is a Delaware corporation duly organized pursuant to its Articles of Incorporation filed April 11, 1997 with the Delaware Secretary of State and is validly existing and in good standing under the laws of Delaware. Co-Managing Member is a Delaware corporation duly organized pursuant to its Articles of Incorporation filed April 14, 1997 with the Delaware Secretary of State and is validly existing and in good standing under the laws of Delaware. Holding Company Managing Member is a corporation duly organized pursuant to its Articles of Incorporation filed April 11, 1997 with the Secretary of State of Delaware and is validly existing and in good standing under the laws of Delaware. Property Owner is a Delaware limited liability company duly organized pursuant to a Certificate of Formation filed December 9, 1996 with the Delaware Secretary of State and is validly existing and in good standing under the laws of Delaware. Each of the Borrower, Managing Member, Co-Managing Member, Holding Company Managing Member and Property Owner (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) is, to the extent necessary or required by law, in good standing and is duly authorized to do business in the jurisdiction where the Mortgaged Property is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person.

          2. Subsidiaries. Neither the Property Owner, the Borrower, Managing Member nor Holding Company Managing Member has any Subsidiaries, other than those which own their respective interests in the Property Owner.

          3. Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower, Guarantor or any other Additional Pledgor is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person,
(ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Person or any of its properties or to which such Person is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person, other than the liens and encumbrances created by the Loan Documents.

          4. Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower, Guarantor or any other Additional Pledgor is to is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and the effect of general principles of equity.

      Section B. Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantor or any other Additional Pledgor is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

      Section C. Title to Properties. The Borrower owns all of the assets reflected in the pro forma balance sheet of the Borrower as at the Balance Sheet Date, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances.

      Section D. Financial Statements. The Borrower has furnished or caused to be furnished to each of the Banks: (a) the pro forma balance sheet of the Borrower as of the Balance Sheet Date, (b) the pro forma balance sheet of the Property Owner as of the Balance Sheet Date, (c) the unaudited statement of operating income for the Mortgaged Property for calendar year 1996, reasonably satisfactory in form to the Agent and certified by the chief financial or accounting officer of the Borrower as fairly presenting the operating income for the Mortgaged Property for such period, and (d) certain other financial information relating to the Borrower, the Property Owner, the Guarantor and the Mortgaged Property. Such balance sheet and statements have been prepared in accordance with tax basis accounting principles and fairly present the financial condition of the Borrower and the Property Owner as of such date and the results of the operations of the Borrower, the Property Owner and the Mort-gaged Property for such periods. There are no liabilities, contingent or otherwise, of the Borrower involving material amounts not disclosed in said financial statements and the related notes thereto other than the Property Owner's obligations under the Mortgage Loan Documents and the Borrower's, the Guarantors and the other Additional Pledgors' obligations under the Loan Documents.

      Section E. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower or the Property Owner taken as a whole as shown on or reflected in the balance sheet of the Borrower and the Property Owner, respectively, as of the Balance Sheet Date, or their respective statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

      Section F. Franchises, Patents, Copyrights, Etc. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      Section G. Litigation; Judgments. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the actual knowledge of the Borrower threatened against or affecting the Borrower, Managing Member, the Property Owner, the Guarantor, any of the other Additional Pledgors, the Collateral or the Mortgaged Property before any court, tribunal, administrative agency or board, mediator or arbitrator that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement, any of the other Loan Documents or any of the Mortgage Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents. There are no judgments outstanding against or affecting the Borrower, Managing Member, the Property Owner, the Guarantor, any of the other Additional Pledgors, the Collateral or the Mortgaged Property.

      Section H. No Materially Adverse Contracts, Etc. None of the Borrower, Managing Member, the Property Owner, the Guarantor or any of the other Additional Pledgors is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, Managing Member, the Property Owner, the Guarantor or any of the other Additional Pledgors is a party to any mortgage, indenture, contract, agreement or other instrument that has or is expected, in the judgment of the members or officers of such Person, to have any materially adverse effect on the business, assets or financial condition of any of them.

      Section I. Compliance with Other Instruments, Laws, Etc. None of the Borrower, Managing Member, the Property Owner, the Guarantor or any of the other Additional Pledgors is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could materially and adversely affect the financial condition, properties or business of such Person.

      Section J. Tax Status. Each of the Borrower, Managing Member, the Property Owner, the Guarantor and the other Additional Pledgors (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, as the filing periods may have been extended, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as provided in the foregoing sentence, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of such Person know of no basis for any such claim.

      Section K. No Event of Default. No Default or Event of Default has occurred and is continuing.

      Section L. Holding Company and Investment Company Acts. None of the Borrower, Managing Member, the Property Owner, the Guarantor or any of the Additional Pledgors is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      Section M. Absence of U.C.C. Financing Statements, Etc. Except with respect to Permitted Liens, the Mortgage Loan Documents and the Loan Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, Managing Member, the Property Owner, the Guarantor (as to its interest in the Mortgaged Property and the Collateral) or any of the other Additional Pledgors.

      Section N. Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

      Section O. Certain Transactions. Except as disclosed in writing to the Agent (including, without limitation, the Management Agreement between Property Owner and Stahl Real Estate Co.), none of the members, partners, officers, trustees, directors, or employees of the Borrower, Managing Member, the Property Owner, the Guarantor or any of the other Additional Pledgors is a party to any transaction with each other (other than for services as members, partners, employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any member, partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any limited liability company, corporation, partnership, trust or other entity in which any member, partner, officer, trustee, director, or any such employee has a substantial interest or is a member, officer, director, trustee or partner.

      Section P. Employee Benefit Plans. The Borrower and the Property Owner are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. There has been no institution of proceedings or any other action by PBGC, the Borrower, the Property Owner or any ERISA Affiliate to terminate or withdraw or partially withdraw from any such Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a Multiemployer Plan, the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any such Plan. No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Plan, and neither the consummation of the transactions provided for in this Agreement and compliance by the Borrower with the provisions hereof and the other Loan Documents, nor the consummation of the transactions provided for in the Mortgage Loan Documents and compliance by the Property Owner with the provisions thereof, will involve any prohibited transaction.

      Section Q. ERISA Taxes. Neither the Borrower, the Property Owner nor any ERISA Affiliate thereof is currently and the Borrower has no reason to believe that the Borrower, the Property Owner or any ERISA Affiliate thereof will become subject to any liability (other than routine expenses or contributions relating to the Plans set forth on Schedule 6.17, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plans set forth on Schedule
6.17 including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Section s 404 and 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes or penalties (when taken as a whole) as will not have a material adverse effect on the Borrower, the Property Owner or upon their respective financial condition, assets, business, operations, liabilities or prospects.

      Section R. Plan Payments. The Borrower, the Property Owner and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan set forth on Schedule 6.17 and applicable law and (ii) required to be paid as expenses of each Plan set forth on Schedule 6.17. No Plan set forth on Schedule 6.17 would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

      Section S. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. The Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or carrying any "margin security" or "margin stock" as such terms are used in

Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      Section T.    Environmental Compliance.  Neither the Borrower, the
Additional Pledgors nor the Mortgaged Property is subject to any applicable Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Documents or to the effectiveness of any other transactions contemplated hereby.

      Section U. Loan Documents. All of the representations and warranties made by or on behalf of the Borrower, Managing Member, the Property Owner, the Guarantor and the other Additional Pledgors in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects as of the date hereof, and, neither the Borrower, Managing Member, the Guarantor nor any other Additional Pledgor has failed to disclose such information as is necessary to make such representations and warranties not misleading in any material respect.

      Section V. Brokers. Neither the Borrower, Managing Member, the Property Owner, the Guarantor nor any of the other Additional Pledgors has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder, other than Donaldson, Lufkin & Jenrette Securities Corporation, the fees of which, if any, shall be paid by the Borrower.

      Section W. Ownership. Holding Company, Managing Member and Co-Managing Member are the sole members of the Property Owner, and no other Person owns any legal, equitable or beneficial interest in the Property Owner. Managing Member and Co-Managing member are the sole co-managing members of the Property Owner. Holding Company Managing Member and Guarantor are the sole members of Holding Company, and no other Person owns any legal, equitable or beneficial interest in Holding Company. Holding Company Managing Member is the sole Managing Member of the Holding Company. Guarantor is the sole shareholder of Managing Member, Co-Managing Member and Holding Company Managing Member, and no other Person directly owns any legal, equitable or beneficial interest in the Managing Member, Co-Managing Member or the Holding Company Managing Member. Property Owner owns no assets other than the Mortgaged Property, and no other Person owns any legal, equitable or beneficial interest in the Mortgaged Property, other than the interests as tenants only of the tenants listed on the Rent Roll delivered to the Agent pursuant to Section 6.27 and the rights in and to the Mortgaged Property pursuant to the Permitted Exceptions. Holding Company, Managing Member and Co-Managing Member own no assets other than their respective interest in the Property Owner. Holding Company Managing Member owns no assets other than its interest in Holding Company.

      Section X. Other Debt. Neither the Borrower, Managing Member, the Property Owner nor Holding Company Managing Member is in default of the payment of any Indebtedness or under any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Guarantor is not in default of the payment of any Indebtedness or under any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which it is a party involving obligations individually or in the aggregate in excess of

$1,000,000.00. Neither the Borrower nor the Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower or the Guarantor. The Borrower has provided to the Agent copies of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower, Managing Member, the Property Owner and Holding Company Managing Member or their respective properties and entered into by the Borrower, Managing Member, the Property Owner or Holding Company Managing Member as of the date of this Agreement with respect to any Indebtedness of the Borrower and the Property Owner. Attached hereto as Schedule 6.24 is a true, accurate and complete list of all of the Mortgage Loan Documents. The Borrower has delivered to the Agent true, correct and complete copies of the Mortgage Loan Documents, and none of the Mortgage Loan Documents has been modified or amended in any respect except as set forth in Schedule 6.24. As of the date hereof, the outstanding principal balance secured by the Mortgage is $345,000,000.00.

      Section Y. Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement, the other Loan Documents and the Mortgage Loan Documents, including all Loans made or to be made hereunder or thereunder, neither the Borrower, the Property Owner, the Guarantor nor any of the other Additional Pledgors is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of the such Person's liabilities, each such Person is able to pay its debts as they become due, and each such Person has sufficient capital to carry on its business.

      Section Z.  Mortgaged Property; Property Owner.

          1. The Borrower hereby restates and reaffirms each of the representations and warranties made by the Property Owner set forth in Section s 2, 4, 35 and 46 of the Mortgage as if the same were more fully set forth herein and were made to the Agent and the Banks herein.

          2. The Borrower makes the following additional representations and warranties concerning the Mortgaged Property:

               (i) The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems. The Building is located on lots which are separately assessed for purposes of real estate tax assessment and payment; provided, however, that no part of the Mortgaged Property is assessed with any other property that is not included within the Mortgaged Property. The Building, all equipment serving the Building and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located, except as may be specifically shown on the Survey for such Mortgaged Property.

               (ii) The Building is structurally sound, in good repair and free of material defects in materials and workmanship. All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. No asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

               (iii) The Building as presently constructed, used, occupied and operated does not violate in any material respect any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. The Building complies with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use.

               (iv) Neither of the Borrower nor the Property Owner has received any notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be) (other than the issuance of a temporary certificate of occupancy for the lobby area of the Building), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. To the best knowledge of the Borrower, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof, other than (A) notices with respect to potential building code violations, none of which would have any material adverse affect on the Mortgaged Property or the operation thereof or materially affect the Property Owner's ability to comply with the Leases, and (B) judgments relating to potential building code violations with respect to which the aggregate amount involved does not exceed $100,000.00.

               (v) Neither the Borrower nor the Property Owner has received any notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the Property Owner's insurance carriers.

               (vi) There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are currently payable by the Property Owner (except only real estate or other taxes or assessments, that are not yet due and payable).

      Section AA. Leases. An accurate and complete Rent Roll for the Mortgaged Property as of the date hereof has been certified on behalf of the Borrower and provided to the Agent. The Borrower has delivered to the Agent true, correct and complete copies of the Leases and any amendments or supplements thereto relating to the Mortgaged Property. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at such Mortgaged Property and in the Building. There are no tenants in possession or Persons having rights to occupy the Mortgaged Property or portion thereof as a tenant other than pursuant to the Leases reflected in such Rent Roll. Except as set forth in Schedule 6.27 attached hereto, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, free rent, partial rent, credit or deduction in rent, lease support payments, lease buy-outs, concessions or rebates available to any tenant thereunder (other than such free rent, lease support payments or other concessions available to such tenants as expressly provided in the applicable Lease). Except as set forth in Schedule 6.27 attached hereto, neither the Property Owner nor any Person acting on its behalf has given or made any notice of any non-payment or other material default or any claim which remains uncured or unsatisfied with respect to any of the Leases. The Rent Roll furnished to the Agent accurately and completely sets forth all rents payable by tenants, no tenant having paid more than one month's base rent in advance (excluding security deposits). Schedule 6.27 attached hereto accurately and completely sets forth all security, if any, deposited by tenants. Neither the Property Owner nor anyone acting on its behalf has received any notice from any tenant claiming the existence of any default by the landlord under any of the Leases or any defense, counterclaim or right of offset or other credit, and to the best of the Borrower's knowledge there is no basis for any such claim or notice of default by any tenant. The Borrower has reviewed the estoppel certificates delivered by the tenants or subtenants of the Mortgaged Property to the Agent on or prior to the date hereof and, except as set forth on Schedule 6.27 attached hereto, such estoppel certificates are true and correct in all material respects. Except as set forth in Schedule
6.27 attached hereto, all tenant improvements or work to be done, furnished or paid for by the Property Owner, or credited or allowed to a tenant, for, or in connection with, the Building as of the date hereof pursuant to any Lease has been completed and paid for. Except as set forth in Schedule 6.27 attached hereto, no material leasing, brokerage or like commissions, fees or payments are due from the Property Owner in respect of the Leases.

      Section AB. Use of Proceeds. The proceeds of the Loan shall be used, together with the proceeds of the Mortgage Loan, to satisfy the Indebtedness encumbering the Mortgaged Property as of the date hereof and the payment of other fees and expenses in connection with the closing of the transactions contemplated by the Mortgage Loan Documents and the Loan Documents. No portion of the proceeds of the Loans shall be used for personal, family or household purposes; provided, however, that the foregoing shall not prohibit the distribution of any proceeds of the Loans to the members of the Borrower following the payment of the foregoing items.

      Section AC. Taxation as Partnership. The Property Owner and the Holding Company have elected to be taxed as partnerships under federal income tax law.

      Section AD. Management Agreements. The Mortgaged Property is managed by Stahl Real Estate Co. pursuant to a Management Agreement between the Property Owner and Stahl Real Estate Co. dated April 25, 1997. Stahl Real Estate Co. has an exclusive agreement with Colliers ABR Inc. to provide leasing and management services to the Mortgaged Property. The Borrower has delivered to the Agent true, correct and complete copies of such Management Agreements for the Mortgaged Property. Each of the Management Agreements for the Mortgaged Property is terminable upon thirty (30) days notice. There are no claims or any basis for any claim in respect of the Mortgaged Property or its operation by any party to any Management Agreement.

      Section AE. Managing Member.

          1. All duties, obligations and responsibilities required to be performed by Managing Member as of the date hereof under the organizational agreements for the Property Owner have been performed, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under such organizational agreements.

          2. Except for the Loan Documents and the Mortgage Loan Documents, Managing Member is not a party to and is not bound by any indenture, contract or other agreement which purports to prohibit, restrict, limit, or control the transfer or pledge of Managing Member's interest in the Property Owner, the exercise of voting rights with respect to the Property Owner or the management of the Property Owner.

          3. Managing Member is and shall remain the sole, lawful, beneficial and record owner of its interest in the Property Owner, free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims of third parties and rights of set-off or recoupment whatsoever.

      Section VII.  AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, until all of the Obligations have been paid and performed in full:

      Section A. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees and premiums provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

      Section B. Maintenance of Office. The Borrower will maintain its chief executive office at 277 Park Avenue, 47th Floor, New York, New York 10172 or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

      Section C. Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with tax basis accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies and other reserves. The Borrower shall not, without the prior written consent of the Majority Banks, (x) make any material change to the accounting procedures used by the Borrower in preparing the financial statements and other information described in Section 6.4 or Section 7.4, or (y) change its fiscal year.

      Section D. Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to the Agent:

          1. a copy of each statement, report, Rent Roll, tax return or other matter required to be delivered to the Mortgagee pursuant to Section 15 of the Mortgage as and when the same is required to be delivered to the Mortgagee pursuant to the terms thereof;

          2. as soon as practicable, but in any event not later than 45 days after the end of the first three calendar quarters of each year, copies of the unaudited balance sheet of each Borrower as at the end of such quarter, and the related unaudited statement of income, changes in capital and cash flows for the portion of such Borrower's fiscal year then elapsed, all in reasonable detail prepared in accordance with the terms of this Agreement, together with a certification by the financial or accounting officer of each Borrower that the information contained in such financial statements fairly presents the financial position of each Borrower on the date thereof (subject to year-end adjustments);

          3. as soon as practicable, but in any event not later than 90 days after the end of each calendar year, the unaudited balance sheet of each Borrower at the end of such year, and the related unaudited statements of income, changes in capital and cash flow for such year, all in reasonable detail prepared according to the terms of this Agreement, together with the certification by the principal financial or accounting officer of each Borrower that the information contained in such financial statements fairly presents the financial position of each Borrower on the date thereof;

          4. not later than 45 days after the end of each calendar quarter (including the fourth quarter), a statement showing the aging of the receivables for the Mortgaged Property, and a statement of the amount of deposits to, and disbursements from, each account and sub-account established pursuant to the Mortgage Cash Collateral Agreement for such quarter and showing any variations for such quarter and the year-to-date of actual operations from the Approved Budget, all in a form reasonably satisfactory to Agent together with a certification by the principal financial or accounting officer of each Borrower that the information contained in such statements fairly presents the information therein for such periods;

          5. not later than 45 days after the end of each calendar quarter (including the fourth quarter), a certification by the principal financial or accounting officer of each Borrower to the effect that such Person has read the Loan Documents and the Mortgage Loan Documents, and that to such Person's knowledge no Default or Event of Default exists, or if such Person shall obtain knowledge of any then existing Default of Event of Default, they shall disclose in such statement such Defaults or Event of Defaults;

          6. not later than 45 days after the end of each calendar quarter (including the fourth quarter), (i) a statement listing each Lease within the Mortgaged Property covering 85,000 square feet or more that has expired (without renewal) or terminated during the preceding quarter, stating the name of the tenant, (ii) a statement listing the name of each tenant that has taken occupancy of the Mortgaged Property during the preceding quarter, the date of occupancy, and the area so occupied, and (iii) a copy of each Lease entered into by or on behalf of the Property Owner during such quarter;

          7. promptly upon receipt or issuance of the same by Property Owner, either Borrower, Managing Member, Holding Company Managing Member or Guarantor, duplicate copies of any and all notices of any proposed sale or other disposition, or financing or refinancing, of any interest of Borrower or Managing Member in the Property Owner or of the Mortgaged Property, or any interest of Guarantor or Holding Company Managing Member in Holding Company, or any interest of Guarantor in the Borrower or Managing Member, or of the Collateral, together with all material documents related thereto and a description of the material terms thereof;

          8. duplicate copies of any and all notices of default by Borrower under the organizational agreements of Property Owner or of any failure by Borrower to perform any obligation under such agreements;

          9. duplicate copies of any and all notices sent by the Property Owner to any rating agency which has now or may hereafter have issued a rating with respect to any portion of the indebtedness secured by the Mortgage, or sent by such rating agency to the Property Owner;

          10. not later than 45 days after the end of each calendar year, evidence that the Borrower, Managing Member and Holding Company Managing Member and Property Owner have taken all actions required by New York, as applicable and Delaware law to remain in good standing;

          11. duplicate copies of any and all appraisals or updates thereof that are required to be delivered by the Property Owner to the Mortgagee pursuant to the Mortgage as and when the same are required to be delivered to the Mortgagee; and

          12. from time to time such other financial data and information in the possession of or reasonably obtainable by the Borrower or the Property Owner relating to the Borrower, Managing Member, the Additional Pledgors, the Property Owner or the Mortgaged Property (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

      Section E.  Notices.

          1. Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default of which Borrower has knowledge. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrower, Managing Member, the Property Owner or Holding Company Managing Member is a party or obligor, whether as principal or surety, involving individually or in the aggregate an amount in excess of $500,000.00, or with respect to which the Guarantor is a party or obligor, whether as principal or surety, involving individually or in the aggregate an amount in excess of $80,000,000.00 which is recourse to Guarantor, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          2. Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances in any material respect at or from the Mortgaged Property; (ii) of any violation of any Environmental Law that the Property Owner reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
(iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower or the Property Owner or the Agent's liens or security title on the Collateral pursuant to the Security Documents.

          3. Notification of Claims. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any set off, claims (including, with respect to the Mortgaged Property, environmental claims) withholdings that individually or in the aggregate involve amounts in excess of $100,000.00 (or $10,000,000.00 as to Guarantor) or other defenses to which the Mortgaged Property or the rights of the Borrower, Managing Member, the Holding Company Managing Member, the Guarantor, the Agent or the Banks with respect to the Mortgaged Property or any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject. In addition, the Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of the occurrence of any material default under any Lease, the intention of any tenant under a Lease to withhold any fixed or base rent or the actual withholding thereof, or any bankruptcy, insolvency or cessation of operations by any tenant under a Lease.

          4. Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, Managing Member, the Property Owner, the Guarantor or any other Additional Pledgor or to which any of such Persons is or is to become a party involving an uninsured claim against any of such Persons in an amount in excess of $500,000 (or $10,000,000.00 as to Guarantor) and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment in excess of $500,000 (or $10,000,000.00 as to Guarantor) not covered by insurance, whether final or otherwise, against any of the Borrower, Managing Member, the Property Owner, the Guarantor or any other Additional Pledgor.

      Section F. Existence. Holding Company will do or cause to be done all things necessary to preserve and keep in full force and effect and in good standing its existence and the existence of the Property Owner as a Delaware limited liability company. The Borrower will cause each of the Property Owner, the Managing Member, Co-Managing Member and any Additional Pledgor to do or cause to be done all things necessary to preserve and keep in full force and effect and in good standing their legal existence. Without limiting the foregoing, Property Owner and Holding Company shall take all actions as are necessary to maintain all protections afforded to limited liability companies by the States of New York, as applicable, and Delaware. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of the Property Owner, the Managing Member and any Additional Pledgor. The Borrower will, and will cause each of the Property Owner, the Managing Member and any Additional Pledgor to, continue to engage primarily in the businesses now conducted by them.

      Section G.  Insurance.

          1. The Borrower will cause the Property Owner, at its expense, to procure and maintain the insurance policies required by the Mortgage Loan Documents. Each commercial general liability or umbrella liability policy with respect to the Mortgaged Property shall name the Agent and each Bank as an additional insured and shall contain a cross liability/severability endorsement. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 30 days prior to the expiration date of all such policies, the Borrower shall deliver to the Agent evidence of continued coverage, including a certificate of insurance, as may be reasonably satisfactory to the Agent.

          2. In the event of any loss or damage to the Mortgaged Property, the Borrower shall give prompt written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Agent and the Banks acknowledge that the Property Owner's rights to any insurance proceeds are subject to the terms of the Mortgage. The Borrower may not and shall not permit the Property Owner to settle, adjust or compromise any claim under such insurance policies without the prior written consent of the Agent; provided, further, that the Property Owner may make proof of loss and adjust and compromise any claim under casualty insurance policies which is of an amount less than $10,000,000.00 so long as no Default or Event of Default has occurred. Any proceeds of such claim which are not used to reconstruct or repair the Mortgaged Property, or applied to the balance of the loan evidenced by the Mortgage Loan Documents, shall be deposited into the accounts established pursuant to the Mortgage Cash Collateral Agreement to the extent required thereby, or if such deposit is not required thereunder, then such proceeds shall be paid to the Agent and applied to the payment of the Obligations whether or not then due.

          3. In the event that the Property Owner is permitted pursuant to the terms of the Mortgage to reconstruct, restore or repair the Mortgaged Property following a casualty to any portion of the Mortgaged Property, the Borrower shall cause the Property Owner to promptly and diligently repair and restore the Mortgaged Property in the manner and within the time periods required by the Mortgage, the Leases and any other agreements affecting the Mortgaged Property. In the event that Property Owner is permitted pursuant to terms of the Mortgage to elect to not reconstruct, restore or repair the Mortgaged Property following a casualty to any portion of the Mortgaged Property, the Borrower shall not permit the Property Owner to elect not to reconstruct, restore or repair the Mortgaged Property without the prior written consent of the Agent.

      Section H. Condemnation. In the event that all or any portion of the Mortgaged Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, the Borrower shall give prompt written notice to the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Agent and the Banks acknowledge that the Property Owner's rights to any condemnation award is subject to the terms of the Mortgage. The Borrower may not and shall not permit the Property Owner to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of the Agent; provided, further, that the Property Owner may settle, adjust and compromise any such claim, action or proceeding which is of an amount less than $10,000,000.00 so long as no Default or Event of Default has occurred. Any proceeds, award or damages from such damage or condemnation which are not used to reconstruct or repair the Mortgaged Property, or applied to the balance of the loan evidenced by the Mortgage Loan Documents, shall be paid to the Agent and applied to the payment of the Obligations whether or not then due. In the event that the Property Owner is permitted pursuant to the terms of the Mortgage to reconstruct, restore or repair the Mortgaged Property following a condemnation of any portion of the Mortgaged Property, the Borrower shall cause the Property Owner to promptly and diligently repair and restore the Mortgaged Property in the manner and within the time periods required by the Mortgage, the Leases and any other agreements affecting the Mortgaged Property. In the event that the Property Owner is permitted pursuant to the terms of the Mortgage to elect not to reconstruct, restore or repair the

Mortgaged Property following a condemnation of any portion of the Mortgaged Property, the Borrower shall not permit the Property Owner to elect not to reconstruct, restore or repair the Mortgaged Property without the prior written consent of the Agent.

      Section I.  Taxes; Liens.

          1. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue (taking into account extensions thereto), all taxes, assessments and other governmental or private charges imposed upon the Borrower, Managing Member, the Guarantor, the other Additional Pledgors and upon the Collateral and such Person's sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property, and shall in any event cause the prompt, full and unconditional discharge of all liens imposed on or against the Collateral or any portion thereof within thirty (30) Business Days after receiving written notice (whether from Mortgagee, the Agent, the lienholder or any other Person) of the filing thereof; provided that so long as no Event of Default has occurred, any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and the Borrower or such Person shall have set aside adequate reserves with respect thereto as the Agent may reasonably require; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay or cause to be paid each such tax, assessment, charge, levy or claim. Notwithstanding anything in this Section 7.9(a) to the contrary, the Borrower shall not be required to cause the Guarantor to pay any income taxes of the Guarantor in an amount not to exceed $10,000,000.00 before the same shall become overdue; provided, however, that the Borrower shall cause the Guarantor to immediately pay any and all such taxes in the event that any lien or charge arises upon any of its property as a result of such non-payment.

          2. The Borrower shall cause the Property Owner to pay all "Impositions" (as defined in the Mortgage), to pay all claims for labor, material or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property (including the Mortgaged Property), and to keep the Mortgaged Property free from all "Liens" (as such term is defined in the Mortgage) (other than the lien of the Mortgage and the Permitted Exceptions), and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed upon the Mortgaged Property or any portion thereof within thirty (30) Business Days after receiving written notice (whether from Mortgagee, the Agent, the lienholder or any other Person) of the filing thereof; subject in each case to the Property Owner's right to contest the same as permitted in but subject to the conditions set forth in the Mortgage so long as no Event of Default has occurred. In the event that the Property Owner elects to commence any contest or similar proceeding with respect to any such Impositions, Liens or other claims described herein, the Borrower shall provide prompt written notice thereof to the Agent together with such evidence as the Agent may reasonably require showing the Property Owner's satisfaction of the requirements set forth in Section 8 of the Mortgage to the Property Owner conducting such contest. Notwithstanding the foregoing, the Borrower shall cause the Property Owner promptly to pay any contested Imposition, Lien or claim and the payment thereof shall not be deferred, if Mortgagee or the Property Owner may be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to the Property Owner, then the Property Owner shall deliver to the Agent reasonable evidence of payment of such contested Imposition or Lien.

      Section J. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect the Mortgaged Property during normal business hours at any time after reasonable advance notice, to examine the books of account of the Borrower and the Property Owner (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and the Property Owner with, and to be advised as to the same by, its members and officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's and the Property Owner's normal business operations.

      Section K. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause the Property Owner and Managing Member to comply with, (i) all applicable laws, ordinances, regulations and requirements now or hereafter in effect wherever its business is conducted, including all Environmental Laws in all material respects, (ii) the provisions of its certificate of formation, operating agreement, corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) the Mortgage Loan Documents, the Loan Documents, the Leases and in all material respects all other mortgages, indentures, contracts, agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all material licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. Borrower covenants and agrees to give the Agent prompt notice of any non-compliance with such laws, ordinances, regulations or requirements and of any notice of non-compliance therewith which it, Managing Member or Property Owner receives or any threatened or pending proceedings in respect thereto or with respect to the Mortgaged Property (including, without limitation, changes in zoning) of which the Property Owner, Managing Member or the Borrower receives notice. If at any time while any Loan or Note is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, Managing Member or the Property Owner may fulfill any of its obligations hereunder, the Borrower, Managing Member or the Property Owner will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof. Notwithstanding the foregoing, the Property Owner shall have the right to contest the applicability of any legal requirement subject to the terms and conditions of Section 8(c) of the Mortgage so long as Property Owner is in good faith, and by proper legal proceedings, diligently contesting the application thereof, provided no Event of Default shall exist and be continuing hereunder, and the Borrower provides evidence to the Agent that the Property Owner is otherwise fully complying with each of the conditions set forth in
Section 8(c) of the Mortgage applicable to such contest. The Borrower shall promptly notify the Agent of the commencement of any contest or similar proceeding hereunder. Notwithstanding the foregoing, the Borrower shall cause the Property Owner promptly to comply with any contested legal requirement, and compliance therewith shall not be deferred, if the Property Owner or the Mortgagee may be subject to civil or criminal charges or damages a result thereof. If such action or proceeding is terminated or discontinued adversely to the Property Owner, then, the Borrower shall, upon written demand, deliver to the Agent reasonable evidence of compliance by the Property Owner with such contested legal requirement.

      Section L. Further Assurances. The Borrower will cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents (provided that the foregoing shall not expand the obligations or reduce the rights of Borrower under the Loan Documents).

      Section M. Management. Without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, the Management Agreements shall not be modified or amended in any manner. The Borrower shall not permit the Property Owner to enter into any other Management Agreement for or otherwise manage the Mortgaged Property itself without the prior written consent of the Agent, such consent not to be unreasonably withheld. Any Management Agreement shall be in form and substance reasonably satisfactory to the Agent. Notwithstanding the foregoing, any manager of the Mortgaged Property shall satisfy any conditions or requirements contained in the Mortgage to such entity acting as the manager of the Mortgaged Property. In no event shall any management fee be paid to any manager that is affiliated with the Property Owner, the Borrower, the Guarantor or any other Additional Pledgor (including without limitation, Stahl Real Estate Co.) until any and all amounts then due and payable to the Agent or the Banks pursuant to the Loan Documents have been paid in full.

      Section N. Leases of the Property. The Borrower will cause the Property Owner to take or cause to be taken all reasonable steps within the power of the Property Owner to market and lease the leasable area of the Mortgaged Property. Any proposed standard form of lease (a "Standard Form Lease") to be used by the Property Owner in connection with the Mortgaged Property shall be submitted to and approved by the Agent in its reasonable discretion prior to its submission to any proposed tenant, and the Borrower will cause the Property Owner to make such amendments, modifications or additions thereto as may be reasonably required by the Agent. As used herein, "Leasing Parameters" means leasing parameters for the Mortgaged Property approved by the Agent from time to time in its reasonable discretion. Leasing Parameters shall include, without limitation, the minimum and maximum term, the minimum rent, tax and operating stops, tenant standard improvements, tenant allowances and other tenant inducements and leasing commissions, and shall be submitted to and approved by the Agent prior to the commencement of each calendar year during the term of the Loans in connection with the approval of the Budget. So long as any Lease covers less than 85,000 square feet of the Mortgaged Property, is a bona fide arm's length lease with a party unaffiliated with the Property Owner, the Borrower, the Guarantor, the Managing Member or any Additional Pledgor, falls within the Leasing Parameters and is on the Standard Form Lease (without material modification or addition), the Property Owner shall be entitled to enter into such Lease without any approval of such lease by the Agent. Each other Lease shall be submitted to the Agent for approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any such Lease submitted to the Agent for approval shall be deemed approved by the Agent unless the Agent expressly disapproves the same by written notice delivered to the Borrower (which shall state the reasons for disapproval) within ten (10) Business Days after the date of the delivery of such Lease to the Agent for approval and all other information reasonably requested by the Agent in order to make such determination. If any Lease submitted to the Agent for approval covers more than 85,000 square feet of the Mortgaged Property, the request to the Agent for approval must be accompanied by any financial statement or statements obtained by the Borrower with respect to the proposed tenant. The Agent shall have the right, and the Borrower hereby authorizes the Agent, to communicate directly with any tenant under a Lease to verify any information delivered to the Agent by the Borrower concerning such tenant or such tenant's Lease.

      Section O. Budgets.

          1. The Borrower shall cause the Property Owner to manage, lease, maintain, supervise, direct and operate the Mortgaged Property in accordance with the Approved Budget. Without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed, and except for emergency conditions as hereinafter permitted, the Borrower shall not permit the Property Owner to use any income from the Mortgaged Property for any purpose other than
(i) the payment of expense items identified in the Approved Budget, (ii) the funding of the accounts and sub-accounts pursuant to the Mortgage Cash Collateral Agreement (to the extent such funding is in excess of the amounts set forth in the Approved Budget), and (iii) the funding of any balance to the Agent to be disbursed as provided in the Cash Collateral Agreement. The Agent shall not be permitted to withhold its consent as to any line item or sum shown in any proposed Budget that is required to be deposited with the Mortgagee pursuant to the Mortgage Cash Collateral Agreement. Notwithstanding the foregoing, the Borrower may permit the Property Owner without the prior written consent of the Agent to make expenditures in excess of the amount set forth in the applicable Approved Budget as a result in changes in occupancy of the Mortgaged Property to which such Budget relates or increased cost of operations to the extent required to maintain the same level of service and coverage for the Mortgaged Property to which such Budgets relates, provided that such expenditures shall not result in the amount of any category of an applicable approved Budget being exceeded by ten percent (10%). After approval, the Borrower may request that the Agent approve adjustments in the Budget, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that the Agent does not notify the Borrower within ten (10) business days that any revised Budget has been disapproved, said revised Budget shall be deemed approved. Attached hereto as Exhibit C is the initial Approved Budget.

          2. On or before November 15 of each year, the Borrower shall cause the Property Owner to submit to the Agent for the Agent's approval a proposed Budget for the Mortgaged Property for the next succeeding calendar year. Each proposed Budget shall be submitted to the Agent together with a narrative description of the assumptions upon which the proposed Budget is based and such other information as the Agent may reasonably request. Upon the request of the Agent, the Borrower shall cause the Property Owner and such other Persons as the Agent may reasonably request to meet with the Agent to review and discuss the proposed Budget and any proposed revisions thereto. Within thirty (30) calendar days after the receipt by the Agent of the proposed Budget and all supporting information reasonably required by the Agent, the Agent shall either approve such proposed Budget or notify the Property Owner of its proposed revisions. Upon approval by the Agent, such proposed Budget for each subsequent period, together with any revisions approved by the Agent, shall be deemed to constitute the "Approved Budget" for the period in question for all purposes. If the Agent fails to approve a Budget for any period prior to the commencement thereof, then, pending the final resolution of any dispute, the Property Owner shall continue to manage, lease, maintain, supervise, direct and operate the Mortgaged Property in accordance with the applicable Budget approved for the previous period until a new Budget is approved; provided, however, that Property Owner shall be authorized during any interim period to reasonably exceed the budgeted amounts for taxes, utilities, contract services and pre-existing contractual obligations and personnel and insurance costs to the extent required to maintain the same level of service and coverage provided during the previous calendar year.

          3. In the event that any emergency repairs are required or any emergency conditions exist, the Borrower shall have the right to permit the Property Owner to expend such monies as are reasonably necessary to make any emergency repairs or correct such emergency conditions. The Borrower shall cause the Property Owner to confer with the Agent as soon as practical after the occurrence of such emergency and to furnish to the Agent a complete report promptly thereafter. For all purposes herein, "emergency conditions" or "emergency repairs" shall refer to repairs or conditions requiring corrective acts or repair (i) immediately necessary for the preservation and safety of the Mortgaged Property, (ii) to avoid the immediate suspension of utility or similar services to the Mortgaged Property or (iii) because of danger to life or property.

      Section P. Preservation and Maintenance.

          1. Borrower (i) shall not permit or commit waste, impairment, or deterioration of the Mortgaged Property or permit Property Owner to abandon the Mortgaged Property, (ii) shall cause Property Owner to restore or repair promptly and in a good and workmanlike manner all or any part of the Mortgaged Property in the event of any damage, injury or loss thereto, to the equivalent of its condition prior to such damage, injury or loss, or such other condition as the Agent may approve in writing, (iii) shall cause Property Owner to keep the Mortgaged Property, including the Building and any fixtures, equipment, machinery and personal property, in good order, repair and tenantable condition (subject to ordinary wear and tear) and shall replace fixtures, equipment, machinery and personal property on the Mortgaged Property when necessary to keep such items in good order, repair, and tenantable condition, and (iv) shall cause Property Owner to keep all trademarks, tradenames, servicemarks and licenses and permits necessary for the use and occupancy of the Mortgaged Property in good standing and in full force and effect. Neither the Borrower, Property Owner nor any tenant or other Person shall remove, demolish or alter any Building now existing or hereafter erected on the Mortgaged Property or any other fixtures, equipment, machinery or personal property in or on the Mortgaged Property except when incident to the replacement of fixtures, equipment, machinery or other personal property with items of like kind and value. The Borrower shall cause the Property Owner to comply with the asbestos operations and maintenance program in effect as of the date hereof, and shall not permit the Property Owner to discontinue or materially modify such program without the Agent's prior written consent. In the event that the Property Owner shall remove any asbestos or asbestos-containing materials after the date hereof, such removal shall be performed in accordance with all applicable laws and, upon the request of the Agent, the Borrower shall provide evidence of such compliance to the Agent.

          2. Provided that no Event of Default shall have occurred and be continuing hereunder, the Borrower may permit the Property Owner to undertake any alteration, improvement, demolition or removal of Mortgaged Property or any portion thereof (an "Alteration") so long as such Alteration (i) is performed strictly in compliance with the terms and conditions of the Mortgage and the other Mortgage Loan Documents, (ii) is permitted by the Leases, (iii) shall not materially adversely effect the value of the Mortgaged Property taken as a whole or materially reduce the income from the level available immediately prior to commencement of such Alteration, (iv) shall not have a material adverse effect on the ability of the Property Owner to perform its obligations under the Mortgage Loan Documents and the Leases or of the Borrower to perform its obligations under the Loan Documents, and (v) was approved as a part of the current Approved Budget (or is otherwise permitted in Section 7.15) or is required pursuant to the terms of the Mortgage Cash Collateral Agreement. Any other Alteration shall require the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed. All work performed in connection with any Alteration shall be performed in accordance with all applicable laws. The Borrower shall cause the Property Owner to provide to the Agent such evidence as the Agent may reasonably require to evidence the Property Owner's compliance with the terms of the Mortgage and this Agreement in connection with any Alteration.

      Section Q. Use of Mortgaged Property. Unless required by applicable law or unless the Agent has otherwise agreed in writing, the Borrower shall not allow or permit the Property Owner to allow material changes in the nature of the occupancy or use for which the Mortgaged Property was intended at the time this Agreement was executed. The Borrower shall not initiate, permit to occur or acquiesce in or permit the Property Owner to initiate, permit to occur or acquiesce in a change in the zoning classification of the Mortgaged Property or subject the Mortgaged Property to restrictive, negative or other covenants without the Agent's written consent, which consent shall not be unreasonably withheld or delayed. The Borrower shall cause the Property Owner to comply with, observe and perform in all material respects all zoning and other laws affecting the Mortgaged Property, all agreements and other covenants affecting the Mortgaged Property (including without limitation the Mortgage Loan Documents), and all licenses and permits affecting the Mortgaged Property. Without limiting the foregoing, the Borrower shall cause the Property Owner to take all actions as are necessary to cause the prompt distribution to Agent of all "Excess Cash Flow" (as such term is defined in the Mortgage Cash Collateral Agreement) to Agent as provided in the Mortgagee Cash Management Agreement.

      Section R.  Curing of Misrepresentation.   The Borrower covenants and
agrees that in the event that the Borrower obtains any knowledge that any representation or warranty made by the Borrower, the Guarantor, the Managing Member or any other Additional Pledgor in this Agreement or any of the other Loan Documents or any acknowledgment delivered by any such of Persons to Agent or the Banks in connection with the Loans shall be untrue or misleading, the Borrower shall promptly notify the Agent in writing of the same and shall, within thirty (30) days after learning such representation or warranty is untrue or misleading, take such actions as are required to cause such warranty or representation to be correct, which thirty (30) day period shall serve as a cure period for such representation or warranty.

      Section S. Property Owner to Remain a Single-Purpose Entity.   The
Borrower shall cause the Property Owner to be and remain a "Single-Purpose Entity" (as such term is defined in the Mortgage), shall cause the Property Owner to do all things necessary to observe limited liability company formalities and to preserve its existence, and will not permit the Property Owner to amend, modify or otherwise change its operating agreement, articles of incorporation, bylaws or other organizational documents.

      Section T. Condominium.   The Borrower hereby represents, warrants and
covenants that:

          1. The Condominium Documents and all of the easements and other rights granted thereby are now valid and subsisting.

          2. Borrower will cause the Property Owner to fully and faithfully pay when due and payable the assessments, common charges and other charges mentioned in and made payable by the Property Owner under the Condominium Documents, and shall cause the Property Owner to fully and faithfully perform all obligations on the part of the Property Owner to be performed under the Condominium Documents in the time and manner therein prescribed.

          3. Borrower shall cause the Property Owner to do all things necessary to preserve and to keep unimpaired its rights, powers and privileges under the Condominium Documents and (subject to the provisions of subsection 7.20(i) below) to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Building from a condominium form of ownership under the Condominium Act, to the end that the Property Owner may enjoy all of the rights granted to it as a party to the Condominium Documents.

          4. The Borrower will promptly notify Agent of any failure by the Property Owner to comply with the Condominium Documents.

          5. The Borrower will (i) promptly notify Agent of the receipt by Borrower, the Managing Member or the Property Owner of any notice from the Board of Managers or owner of any other unit of the Condominium, asserting or claiming a default by the Property Owner under, or lack of compliance by the Property Owner with, the Condominium Documents, (ii) promptly notify Agent of the receipt by the Borrower, the Managing Member or the Property Owner of any notice or request from the Board of Managers or owner of any unit of a termination or purported termination of the Condominium Documents or of the condominium or of or for the commencement or taking of or intent to commence to take any action to terminate the Condominium or the Condominium Documents or to withdraw the Building from the Condominium ownership pursuant to the Condominium Act or to seek any action for partition of the Condominium,
(iii) promptly notify Agent of the receipt by Borrower, the Managing Member or the Property Owner of any notice or request from the Board of Managers or owner of any unit of a modification or change or proposed modification or change of or to the Condominium Documents, and (iv) promptly cause a copy of each such notice or request received by the Property Owner, the Managing Member or the Borrower from the Board of Managers or any unit owner, to be delivered to Agent. Borrower will promptly notify Agent of the institution by the Board of Mangers or owner of any other unit or any other person of a proceeding to partition the Condominium or withdraw same from condominium ownership pursuant to the Condominium Act, and of the institution of any such partition or withdrawal proceeding. The Borrower will promptly deliver to Agent a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding.

          6. Subject to the provisions of subsection 7.20(i) below, Borrower will not, without the prior consent of Agent, allow or suffer the Property Owner to wholly or partially terminate, modify, subordinate or surrender or suffer or permit in whole or in part any termination, modification, surrender or expiration of any of the Condominium Documents, or withdraw or cause or permit the withdrawal of the Condominium by operation of law or otherwise from condominium ownership pursuant to the Condominium Act, or allow or suffer the Property Owner to commence or prosecute any action or proceeding to partition the Condominium or cause or permit the Condominium to be partitioned pursuant to the Condominium Act or otherwise.

          7. Borrower will, within 20 days after receipt of a demand from Agent, obtain from the Board of Managers and deliver to Agent a duly signed and acknowledged certificate certifying that the Condominium Documents are unmodified and in full force and effect (or, if the same have been modified in compliance with the Mortgage Loan Documents and this Agreement, that the Condominium Documents are in full force and effect as so modified and that there have been no other modifications, stating the dates to which the assessments, common charges and other charges payable under the Condominium Documents have been paid and stating whether to the certifying party's knowledge the Property Owner is in compliance with the Condominium Documents or, if not, specifying each default or failure of compliance of which the certifying party has knowledge. Borrower will, promptly upon receipt thereof by Borrower, the Managing Member or the Property Owner, furnish Agent with a copy of all notices and statements, however characterized, issued by the Board of Managers relating to the Condominium.

          8. Borrower will not permit or suffer the Property Owner to exercise any of the Property Owner's rights under the Condominium Documents, or, to the extent not prohibited by applicable laws, vote at any meeting of the Board of Mangers, in any way that is inconsistent with its duties or obligations under the Mortgage Loan Documents or this Agreement. Notwithstanding the foregoing, after the occurrence of an Event of Default hereunder and for so long as such Event of Default is continuing, Borrower will notify Agent of all meetings of the Board of Managers, at least five (5) business days prior thereto, and, to the extent not prohibited by applicable law, Borrower will cause the Property Owner to exercise all of its rights under the Condominium Documents, and vote at all meetings of the Board of Managers, in accordance with any instructions delivered by the Agent to the Borrower.

          9. Notwithstanding anything contained in this Section 7.20 to the contrary, Borrower may permit the Property Owner to terminate the Condominium Documents and withdraw the Building from a condominium form of ownership, provided that immediately upon the cessation of the condominium form of ownership, fee simple title to the Building and the land described in the Condominium Declaration shall vest in the Property Owner.

     Section U. ERISA Compliances. The Borrower will not permit the present value of all employee benefits vested in all Employee Benefit Plans, Multiemployer Plans and Guaranteed Pension Plans maintained by the Borrower, the Property Owner and any ERISA Affiliate thereof to exceed the present value of the assets allocable to such vested benefits by an amount greater than $500,000.00 in the aggregate. Neither the Borrower, the Property Owner nor any ERISA Affiliate thereof will at any time permit any such Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA, incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived, or terminate any such Plan in any manner which could result in the imposition of a lien on the property of the Borrower, the Property Owner, the Managing Member or any Additional Pledgor pursuant to Section 4068 of ERISA.

      Section VIII.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, until all of the Obligations have been paid and performed in full:

      Section A.  Covenants with Respect to Indebtedness, Operations,

Fundamental Changes of the Borrower. The Borrower represents, warrants and covenants as of the date hereof and until such time as the Obligations are paid in full, that each Borrower and Managing Member:

          1. does not own and will not own any encumbered asset other than, as to the Borrower only, its interest as a member in the Property Owner (which will only be encumbered by liens in favor of the Agent);

          2. is not engaged and will not engage in any business other than the ownership, operation and, as to the Borrower only, financing of its interest as a member in the Property Owner;

          3. does not and will not have any subsidiaries (whether the same would constitute an entity that could be consolidated on the Borrower's or Managing Member's financial statements or a minority interest) other than the Property Owner;

          4. will not enter into any contract or agreement with any member, shareholder, principal or affiliate of the Borrower or Managing Member or any affiliate of any such member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

          5. has not incurred and will not incur any Indebtedness, other than, as to the Borrower only, the Obligations, and other than current liabilities of the Borrower and Managing Member incurred in the ordinary course of business in connection with normal purchases of goods and services; no other debt of Borrower may be secured (senior, subordinate or pari passu) by any right or asset of the Borrower;

          6. has not made and will not make any loans or advances to any third party (including the Property Owner or any affiliate of the Borrower or Managing Member or any member or shareholder of the Borrower or Managing Member);

          7. is and will remain solvent and pay its debts and liabilities (including, without limitation, employment and overhead expenses) from its assets as the same shall become due;

          8. has done or caused to be done and will do all things necessary to observe limited liability company, corporate and partnership formalities (as applicable) and to preserve its existence, and will not, nor will any member or shareholder thereof, amend, modify or otherwise change its operating agreement, articles of incorporation, by-laws or other organizational documents in a manner which adversely affects the Borrower's or Managing Member's or such member's or shareholder's existence as a single purpose entity;

          9. will conduct and operate its business as presently conducted and operated;

          10. will maintain books and records and bank accounts separate from those of its affiliates, including its members and shareholders;

          11. will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof, including any member, shareholder or any affiliate of any member of the Borrower, Managing Member or Guarantor) and shall maintain and use separate stationery, invoices and checks;

          12.  will file its own separate tax returns;

          13. will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          14. will not, nor shall any member, shareholder or affiliate, seek the dissolution or winding up, in whole or in part, of the Borrower or Managing Member;

          15. will not enter into any transaction of merger, consolidation or other business combination, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

          16. will not commingle the funds and other assets of the Borrower or Managing Member with those of any member, shareholder, any affiliate or any other Person;

          17. has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person;

          18. does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

          19. shall comply with the provisions of its operating agreement, articles of incorporation or bylaws or other organizational documents, as applicable; and

          20. shall be organized and conduct its business so that, and otherwise cause, the assumptions of fact made with respect to the Borrower, the Managing Member, the Guarantor, Holding Company Managing Member, the Property Owner and 277 Park Avenue Finance Corp. in that certain opinion letter dated the date hereof delivered by Latham & Watkins with respect to non-consolidation issues, delivered in connection with the execution and delivery of the Loan Documents shall be true and correct, in all material respects at all times.

      Section B. Restrictions on Liens, Etc. The Borrower will not, and will not permit Managing Member to, (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower which prohibits the creation or maintenance of any lien securing the Obligations.

      Section C. Sale and Leaseback; Ground Lease. The Borrower will not permit the Property Owner to enter into any arrangement, directly or indirectly, whereby the Property Owner shall sell or transfer the Mortgaged Property in order that then or thereafter the Property Owner or any affiliate thereof shall lease back the Mortgaged Property. The Borrower will not permit the Property Owner to enter into a ground lease or similar lease for the Mortgaged Property.

      Section D.  Compliance with Environmental Laws.

          1. The Borrower will not permit the Property Owner to do any of the following: (i) use any of the Mortgaged Property or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws and the presence of asbestos or asbestos-containing materials located in the Building as of the date hereof which are to be maintained, contained and removed in accordance with the terms of the Mortgage Loan Documents and this Agreement, (ii) cause or permit to be located on the Mortgaged Property any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (iii) generate any Hazardous Substances on the Mortgaged Property, (iv) conduct any activity at the Mortgaged Property or use the Mortgaged Property in any manner so as to cause a Release of Hazardous Substances on, upon or into the Mortgaged Property or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under any Environmental Law, or (v) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

          2. The Borrower shall, if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by the Property Owner), cause the Property Owner to cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable laws and regulations and to the reasonable satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this subparagraph (b) so long as the Property Owner or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

          3. At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to the Mortgaged Property, or that the Mortgaged Property is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of the Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to the Mortgaged Property and (ii) whether the use and operation of the Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of the Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

      Section E. Distributions. In the event that an Event of Default shall have occurred and be continuing, at the option of the Majority Banks and following receipt of written notice of such election, the Borrower shall make no, and shall not permit the Managing Member to make any, Distributions whatsoever, directly or indirectly, other than Distributions that are paid to the Agent pursuant to the Cash Management Agreement.

      Section F. Restriction on Leases. Except as provided in Section 7.14, the Borrower will not permit the Property Owner to become a party to, or agree to become a party to, any Lease without the prior approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed. The Borrower shall not permit the Property Owner to collect any rents, issues, profits, revenues, income or other benefits payable under any of the Leases more than one (1) month in advance (provided that the foregoing shall not prohibit the collection of security deposits). The Borrower will not permit the Property Owner to amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant under, any Lease, without the prior approval of the Agent. Notwithstanding anything herein to the contrary, (a) the Property Owner may, without the prior written consent of the Agent, terminate the Lease of any tenant of the Mortgaged Property which is not affiliated with the Property Owner, the Borrower, the Guarantor, the Managing Member or any Additional Pledgor and which provides for the payment of annual base or minimum rent of less than $1,000,000.00 and which is then in default, provided that such determination is made by the Property Owner in the normal course of business and is consistent with sound and customary leasing and management practices for similar properties, such termination shall not permit any other tenant or occupant of the Mortgaged Property to terminate its Lease or cease the operation of business from the Mortgaged Property or reduce or abate rent, and such action shall not cause (with the passage of time or otherwise) a default under the Loan Documents, and (b) the Property Owner may, without the prior written consent of the Agent, supplement, modify (including, without limitation, deferring or adjusting rent) and/or consent to an assignment or sublease with respect to the Lease of any tenant of the Mortgaged Property which is not affiliated with the Property Owner, the Borrower, the Guarantor, the Managing Member or any Additional Pledgor, provided that (i) the floor area of the Lease involved is less than 50,000 rentable square feet, (ii) the Property Owner may not, in any 36 month period, amend, supplement or modify such Leases, or consent to an assignment or sublease with respect to such Leases covering more than 200,000 rentable square feet in the aggregate,
(iii) the maximum aggregate amount of rent which at any time may be deferred or adjusted pursuant to this provision with respect to the Mortgaged Property shall not exceed $1,000,000.00, (iv) such action taken by the Property Owner is taken in the normal course of business and is consistent with sound and customary leasing and management practices for similar properties, and (v) such action shall not cause (with the passage of time or otherwise) a default under the Loan Documents. In the event that the consent of the Agent is required under this Section 8.6, the Agent shall be deemed to have consented unless the Agent notifies the Borrower that such consent has not been granted within ten
(10) Business Days after the receipt by the Agent of all documents and informa-tion reasonably requested by the Agent in order to make such determination.
The Borrower shall promptly furnish to the Agent copies of any such termination agreements or lease amendments which are permitted to be made hereunder without the consent of the Agent. The Borrower will not, directly or indirectly, cause or permit to exist, or allow the Property Owner to cause or permit to exist, any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any tenant under, any Lease.

      Section G.   Additional Restrictions Concerning the Mortgaged Property.

          1. Except as expressly provided in Section 7.14, Section 8.6, the Mortgage and any assignment of leases executed by the Property Owner in favor of the Mortgagee in connection with the Mortgage Loan and for Permitted Transfers, the Borrower will not, without the prior written consent of the Agent in each instance, permit the Property Owner, directly or indirectly to:
(i) sell, convey, assign, transfer, contribute, lease, option, mortgage, pledge, encumber, charge, hypothecate or dispose of the Mortgaged Property, or any part thereof or interest therein; or any income or profits therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired; or
(ii) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon, or any levy, seizure, attachment or foreclosure of, the Mortgaged Property, or any part thereof or interest therein, or any income or profit therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired, except for Permitted Liens. For the purposes of this Section , the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of Borrower or Managing Member in the Property Owner, or the creation or addition of a new member or other owner of any interest in the Property Owner, shall be deemed to be a transfer of an interest in the Property.

          2. The Borrower will not permit the Property Owner to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (i) Indebtedness arising under the Mortgage Loan Documents (it being acknowledged and agreed that any refinancing of such Indebtedness in connection with an assignment and restatement of the Mortgage Loan Documents shall not constitute permitted Indebtedness);

               (ii) current liabilities of the Property Owner permitted pursuant to the Approved Budget incurred in the ordinary course of business but not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services and leases of equipment in the ordinary course of business; and

               (iii) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.9.

      Section H. Mortgage Loan Documents. The Borrower agrees to cause the Property Owner to deliver immediately to the Agent copies of any notices, certificates, requests, demands or other instruments furnished or delivered to or by the Property Owner under or in any way relating to the Mortgage Loan Documents. The Borrower shall not permit the Property Owner to seek nor to obtain additional advances from the holder or holders of the Mortgage Loan Documents (provided that the foregoing shall not be deemed violated in the event that the holder or holders of the Mortgage Loan Documents shall make a protective advance or advances for the payment of taxes, insurance premiums or to protect the Mortgaged Property pursuant to the terms of the Mortgage, provided that such advance may otherwise constitute a Default or Event of Default hereunder to the extent that such protected advance is made by the Mortgagee as a result of a Default or Event of Default under the Mortgage Loan Documents), or to modify, amend, terminate, extend or seek a consent or waiver under the Mortgage Loan Documents in any respect without the prior written approval of the Agent.

      Section I. Permitted Transfer. Notwithstanding anything herein or in the other Loan Documents to the contrary, the Banks shall not withhold their consent to a transfer (the "Permitted Transfer") by the Guarantor of its interest in the Managing Member, Co-Managing Member, Holding Company and Holding Company Managing Member provided that each of the following conditions is satisfied: (a) no Default or Event of Default shall have occurred, nor shall such transfer cause a Default or Event of Default; (b) such transfer shall be a transfer by the Guarantor of all of its interest in each of the foregoing entities, and such transfer shall be to a single trust controlled by Stanley Stahl in the event that Stanley Stahl is alive and not otherwise incapacitated, or in the event of the death or mental incapacity of Stanley Stahl, then to a trust controlled by Gregg Wolpert and/or Richard Czaja (provided that in the event that the Guarantor for compelling tax or liability reasons relating to the current ownership structure of such interests desires to transfer such interests to another entity, the Agent shall not unreasonably withhold its consent to a transfer to another form of entity provided that the same shall not cause a default or event of default under the Mortgage Loan Documents or a Default or Event of Default, and the Borrower shall cause such Persons as Agent may require to execute such amendments to the Loan Documents or provide such additional pledges or assignments as the Agent may require in order to provide the Agent with the same rights, pledges and security afforded under the Loan Documents); (c) such transferee shall execute and deliver an assumption agreement in form and substance satisfactory to the Agent assuming the obligations of the Guarantor under the Loan Documents; (d) Guarantor shall deliver to the Agent evidence satisfactory to the Agent that such transfer shall not, or will not with the giving of notice or the passage of time, constitute a default under the Mortgage Loan Documents or result in the withdrawal, qualification or downgrading of the current ratings assigned to any certificates relating to the Mortgage Loan (in the event that the same has been securitized), to the extent the same is a condition to such transfer pursuant to the Mortgage Loan Documents; and (e) the Agent receives and approves (such approval not to be unreasonably withheld) certified copies of the organizational documents and authorizing resolutions for such transferee and such opinions of counsel to such transferee as may be reasonably required by the Agent. From and after any such Permitted Transfer, such transferee shall constitute an "Additional Pledgor" under this Agreement.

      Section J. Managing Member.

          1. Except for a Permitted Transfer, the Borrower shall not permit the Managing Member, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, directly, indirectly or by operation of law, to sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber any of Managing Member's interest, rights or claims in and to the Property Owner (including without limitation any right to receive distributions from the Property Owner), to withdraw from the Property Owner or to seek a partition of the assets of the Property Owner.

          2. (i) The Borrower shall not permit Managing Member, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, to take any action which could result in the sale, reduction, cancellation, dilution, diminution or conversion of any interest of Managing Member in the Property Owner, or omit to take any action necessary to prevent any such sale, cancellation, reduction, dilution, diminution or conversion.

      Section IX.  CLOSING CONDITIONS.

     The obligations of the Agent and the Banks to make the Loans shall be subject to the satisfaction of the following conditions precedent on or prior to April 25, 1997.

      Section A. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received the fully executed counterpart of its Note.

      Section B. Certified Copies of Organizational Documents. The Agent shall have received from the Borrower a copy, certified as true and complete as of a recent date by the appropriate officer of each State in which the Borrower, the Managing Member, the Property Owner, and each Additional Pledgor, as applicable, is organized and in which the Mortgaged Property is located, and a duly authorized officer of such Person, of the certificate of formation, operating agreement, corporate charter or other organizational documents of such Person, and their qualifications to do business, as applicable, as in effect on such date of certification.

      Section C. Bylaws; Resolutions. All action on the part of the Borrower and the Additional Pledgors, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower and the Additional Pledgors true copies of its operating agreement or bylaws, as applicable, and the resolutions adopted by its members or board of directors authorizing the transactions described herein, certified by its managing member or secretary as of a recent date to be true and complete. The Agent shall have received from the Borrower true copies of the bylaws of Managing Member certified by its secretary as of a recent date to be true and complete.

      Section D. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower and the Additional Pledgors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.

      Section E. Opinion of Counsel. The Agent shall have received a favorable opinion or opinions addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower, the Guarantor and the Additional Pledgors, as to such matters as the Agent shall reasonably request.

      Section F. Appraisal. The Agent shall have received an appraisal of the Mortgaged Property in form and substance satisfactory to the Majority Banks.

      Section G. Environmental Reports. The Agent shall have received environmental site assessment reports for the Mortgaged Property prepared by an Environmental Engineer no more than three months prior to the Closing Date (unless otherwise approved by the Majority Banks), which indicate the condition of the Mortgaged Property and the Building and which set forth no qualifications except those that are acceptable to the Majority Banks in their sole and absolute discretion, and disclosing that the Mortgaged Property and the Building is free of oil, underground storage tanks, asbestos or asbestos containing material, lead paint and other Hazardous Substances (except to the extent acceptable to the Majority Banks in their sole and absolute discretion), and which reports are otherwise in form and substance satisfactory to the Agent.

      Section H. Insurance. The Agent shall have received duplicate originals or certified copies of all policies of insurance required by this Agreement.

      Section I. Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

      Section J. Representations and Warranties. The representations and warranties made by the Borrower, the Guarantor and the Additional Pledgors in the Loan Documents or otherwise made by or on behalf of the Borrower, Managing Member, the Property Owner, the Guarantor and the other Additional Pledgors in connection therewith or after the date thereof shall have been true and correct in all respects when made and shall also be true and correct in all respects on the Closing Date.

      Section K. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

      Section L. Mortgage Loan. The Agent shall have received evidence satisfactory to the Agent that the transactions contemplated by the Mortgage Loan Documents have closed and that the Property Owner has received gross proceeds therefrom in the amount of $345,000,000.00. In addition, the Agent shall have received fully executed copies of each of the Mortgage Loan Documents.

      Section M. Due Diligence. The Banks shall have completed and found satisfactory their due diligence regarding the Borrower, Managing Member, the Guarantor, the Additional Pledgors, the Property Owner, the Mortgaged Property and the Collateral.

      Section N. Other Documents. To the extent requested by the Agent, the Agent shall have received executed copies of all material agreements of any nature whatsoever to which the Borrower or the Property Owner is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property.

      Section O. No Condemnation/Taking. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower's knowledge threatened against the Mortgaged Property or, if any such proceedings are pending or threatened, identifying the same and the Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property.

      Section P. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

      Section X.  EVENTS OF DEFAULT; ACCELERATION; ETC.

      Section A. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          1. the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          2. the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          3. the Borrower, Managing Member, the Property Owner, any Additional Pledgor or any other Person acting on behalf of any of them shall cause less than all of the Excess Cash Flow to be deposited with the Agent as and when provided in the Cash Collateral Agreement,

          4. any of the Borrower, Managing Member, the Property Owner, the Guarantor or the other Additional Pledgors shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 10);

          5. any representation or warranty made by the Borrower, Managing Member, the Property Owner, the Guarantor, the other Additional Pledgors, Richard F. Czaja or Gregg S. Wolpert in this Agreement or any other Loan Document, or in any report, certificate, financial statement, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any of the other Loan Documents or otherwise made in connection with the transactions contemplated hereby, or any of such Person's respective members, principals, directors, officers, or partners, or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of any such Person to the extent of statements and representations made to FNBB and Wellsford on their tour of the Mortgaged Property on or about February 10, 1997, shall prove to have been false or misleading in any respect upon the date when made or deemed to have been made or repeated, subject to the provisions of Section 7.18 hereof.

          6. any of the Borrower, Managing Member, the Property Owner, the Guarantor or the other Additional Pledgors shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness in an amount individually or in the aggregate in excess of $500,000.00 (or as to Guarantor, involving a recourse obligation individually or in the aggregate in excess of $80,000,000.00), or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound (including without limitation the Mortgage Loan Documents), evidencing or securing any such borrowed money or credit received or other Indebtedness in an amount individually or in the aggregate in excess of $500,000.00 (or as to Guarantor, involving a recourse obligation individually or in the aggregate in excess of $80,000,000.00) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          7. any of the Borrower, Managing Member, the Property Owner, the Guarantor or the other Additional Pledgors (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

          8. a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, Managing Member, the Property Owner, the Guarantor or the other Additional Pledgors or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 120 days following the filing or commencement thereof;

          9. a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, Managing Member, the Property Owner, the Guarantor or the Additional Pledgors bankrupt or insolvent, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted and, as to the Guarantor and the Property Owner only, any decree or order appointing any such trustee, custodian, liquidator or receiver as a result of an ex parte hearing shall not be vacated or reversed within thirty (30) days of the entry of such decree or order (it being acknowledged that such cure period shall not apply to the Borrower, the Managing Member or any other Additional Pledgor other than Guarantor and shall not extend any cure period that may have been available under Section 10.1(h) or be applicable in the event that the provisions of Section 10.1(h) were applicable);

          10. there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against any of the Borrower, Managing Member, the Property Owner, the Guarantor or the other Additional Pledgors that, with other outstanding uninsured final judgments, undischarged (and not bonded), against such Persons exceeds in the aggregate $500,000.00 as to the Borrower, Managing Member, or any Additional Pledgor other than Guarantor, $10,000,000.00 as to the Property Owner, or $80,000,000.00 as to Guarantor (provided that in any event such judgment shall be sooner removed prior to any foreclosure, levy or other sale pursuant thereto);

          11. if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrower, the Property Owner, the Guarantor or the other Additional Pledgors or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof, and in each case, such Loan Document is not replaced within five (5) Business Days by the parties thereto with a document providing comparable warranties, representations, covenants, rights, remedies and protections as determined by the Agent;

          12. any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Borrower, Managing Member, the Property Owner, the Guarantor or the other Additional Pledgors or any sale, transfer or other disposition of the assets of any of the Borrower, Managing Member, the Property Owner, the Guarantor or the Additional Pledgors other than as permitted under the terms of this Agreement or the other Loan Documents;

          13. any suit or proceeding shall be filed against the Borrower, Managing Member, the Property Owner, the Guarantor, the other Additional Pledgors, the Mortgaged Property or the Collateral which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Property Owner to perform each and every one of its obligations under and by virtue of the Mortgage Loan Documents or Borrower, the Guarantor or the other Additional Pledgors to perform each and every one of their respective obligations under and by virtue of the Loan Documents, and such suit or proceeding shall not have been dismissed within 120 days following receipt of written notice of such determination from the Agent;

          14. the Borrower, Managing Member, the Property Owner, the Guarantor or any Additional Pledgor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person; provided, however, that with respect to the Guarantor only, the foregoing shall be an Event of Default only if the forfeiture of such assets would in the good faith business judgment of the Agent likely reduce the net worth of the Guarantor (as determined in accordance with the terms of the Guaranty) below $160,000,000.00;

          15.  with respect to any Guaranteed Pension Plan, an ERISA Reportable

Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower, Managing Member, the Property Owner, the Guarantor or the Additional Pledgors to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          16. the Guarantor denies that the Guarantor has any liability or obligations under the Guaranty, or shall notify the Agent or any Bank of the Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty (after the expiration of any applicable notice and cure period) or any "Triggering Event" (as defined in the Guaranty) shall occur;

          17.  the death or mental incapacity of the Guarantor;

          18. the failure of the Property Owner to deliver a Refinance Commitment on or before November 1, 2006, or the commencement of a "Curtailment Period" (as defined in the Mortgage Cash Collateral Agreement); or

          19. any warranty or representation of the Property Owner or the Managing Member in any acknowledgment delivered to the Agent in connection with the Loans shall prove to have been false or misleading in any respect upon the date when made, subject to the provisions of Section 7.18 hereof, or the Property Owner or the Managing Member shall fail to perform any term, covenant or agreement contained in any such acknowledgment; or

          20. any Event of Default as defined in any of the other Loan Documents, shall occur and be continuing;

then, and in any such event, but subject to the terms of Section 10.1A, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 10.1(g), Section 10.1(h) or Section 10.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent.

      Section 10.l(1)  Limitation of Cure Periods.

          (a) Notwithstanding anything contained in Section 10.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 10.1(a) or Section 10.1(b) in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that the Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in

Section 10.1(d) in the event that the Borrower cure such default with in thirty
(30) days following receipt of written notice of such default (provided, however, that if such Default is not reasonably susceptible of being cured with diligence within said thirty (30) day period, the same shall not constitute an Event of Default in the event that the Borrower shall commence such cure promptly within such thirty (30) day period and thereafter diligently and continuously pursue such cure, provided further that in no event shall such additional period exceed sixty (60) days, and provided further, that with respect to any violations of applicable building codes, such cure period may be extended for an additional period not to exceed ninety (90) days (for a total cure period of 180 days) so long as the Borrower diligently and continuously pursues such cure and provided that the Property Owner shall be permitted such additional cure period pursuant to the Mortgage Loan Documents), provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by Section 7.7, to any default consisting of a failure to comply with Section 7.7(c), Section 7.8, Section 7.15, Section 8.1, Section 8.2, Section 8.5, Section 8.7, Section 8.8 or
Section 10.3, or to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

          (b) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any reference in this Agreement or any other Loan Document to "the continuance of a default" or "the continuance of an Event of Default" or any similar phrase shall not create or be deemed to create any right on the part of Borrower or any other party to cure any default following the expiration of any applicable grace or notice and cure period.

          (c) Notwithstanding anything contained herein to the contrary, the occurrence of any of the events described in Section 10.1(q) shall not constitute an Event of Default hereunder so long as within twelve (12) months from the date of such death or mental incapacitation (and in any event prior to the distribution of any assets from Guarantor's estate) (i) the Borrower shall establish to the satisfaction of the Agent that the value of the Mortgaged Property, the Collateral and the assets of Guarantor pledged or negatively pledged to the Agent pursuant to the Guaranty will not be adversely affected by such death or mental incapacitation, (ii) with respect to a death only, all of the material assets of the Guarantor (including, without limitation, the "Protected Apple Stock" or the "Replacement Assets" (as such terms are defined in the Guaranty), as applicable) shall have been transferred to a trust pursuant to a Permitted Transfer (or in the event that a transfer pursuant to Section 8.9 shall have previously occurred, Guarantor's assets shall be transferred to the same trust or other entity that has been approved by the Agent), and the requirements in Section 8.9 to a Permitted Transfer shall have been satisfied, and (iv) such entity shall thereafter be the "Guarantor" under the Loan Documents.

      Section B.  Remedies.

          1. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 10.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees.

          2. Upon the occurrence and during the continuance of any Event of Default, the Agent may direct the Borrower to, and the Borrower shall cause the Property Owner to, replace the existing property manager and leasing agent, for the Mortgaged Property with a property manager and leasing agent approved by the Agent, subject to any conditions in the Mortgage to the qualifications of such manager and leasing agent. Upon the occurrence and during the continuance of an Event of Default, the Agent may direct the Borrower to, and the Borrower shall, cause Co-Managing Member to become the sole managing member of the Property Owner. The Borrower hereby irrevocably constitutes and appoints the Agent its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do and perform any acts which are referred to in this Section 10.2(b), in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

          3. Upon the demand of the Agent following the occurrence of an Event of Default, the Borrower shall deliver to the Agent or the Agent's designee all books, records, contracts, Leases, files and other correspondence relating to the Mortgaged Property. In addition, the Borrower shall upon the demand of the Agent cause all tenant security deposits (whether in the form of cash, letter of credit or otherwise) and other refundable deposits paid to or held by or on behalf of the Property Owner in connection with the Leases to be delivered to the Agent, subject to the rights of the Mortgagee under the Mortgage Loan Documents.

      Section C. Default under Mortgage Loan Documents. The Borrower hereby expressly agrees that any "Event of Default" (as defined in the Mortgage Loan Documents) under the Mortgage Loan Documents (which shall be deemed to include maturity of the debt secured by the Mortgage Loan Document or any other occurrence which would give the holder of the Mortgage Loan Documents the right to exercise remedies thereunder) shall constitute and be deemed to be an Event of Default under this Agreement for which no right to cure shall be available. Upon the occurrence of any "Default" (as defined in the Mortgage), the Borrower shall cause the Property Owner to deliver to the Agent within five (5) Business Days after the first to occur of (a) receipt by the Property Owner of notice of such "Default" from the Mortgagee or (b) the date the Property Owner obtains actual knowledge of the occurrence of such "Default", a detailed description of the actions to be taken by the Property Owner to cure such "Default" and the dates by which each such action shall occur. Such schedule shall be subject to the approval of the Agent. The Borrower shall cause the Property Owner to take all such actions as are necessary to cure such "Default" under the Mortgage Loan Documents by the date approved by the Agent, and shall deliver to the Agent not less frequently than weekly thereafter written updates concerning the status of the Property Owner's efforts to cure such "Default". The Agent shall have the right, but not the obligation, to pay any sums or to take any action which the Agent deems necessary or advisable to cure any default or alleged default under the Mortgage Loan Documents (whether or not the Property Owner is undertaking efforts to cure such default or the same is an "Event of Default" under the Mortgage Loan Documents or an Event of Default hereunder), and such payment or such action is hereby authorized by the Borrower, and any sum so paid and any expense incurred by the Agent in taking any such action shall be evidenced by this Agreement and secured by the Security Documents and shall be immediately due and payable by Borrower to the Agent with interest at the rate for overdue amounts set forth in Section 4.6 until paid. The consent or waiver by the Mortgagee of any "Event of Default" under the Mortgage Loan Documents shall not annul the occurrence of an Event of Default hereunder unless otherwise approved by the Majority Banks. The Borrower shall cause the Property Owner to permit Agent to enter upon the Mortgaged Property for the purpose of curing any default or alleged default under the Mortgage Loan Documents or hereunder. Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Mortgage or any instrument evidencing the indebtedness secured thereby, and Borrower hereby authorizes and directs the holder or holders of the Mortgage to pay such excess proceeds directly to the Agent up to the amount of the Obligations.

      Section D. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          1. First, to the payment of, or (as the case may be) the reimbursement of, the Agent and the Banks for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent and the Banks to protect or preserve the collateral or in connection with the collection of such monies by the Agent and the Banks, for the exercise, protection or enforcement by the Agent and the Banks of all or any of the rights, remedies, powers and privileges of the Agent and the Banks under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent and the Banks against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent and the Banks to such monies;

          2. Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Banks pro rata; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

          3. Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      Section XI.  BANKRUPTCY.

      Section A. Material Inducement. Each of the Borrower, the Guarantor and the other Additional Pledgors, jointly and severally, acknowledges and agrees that the representations, warranties, covenants and agreements contained in this Section 11.1 constitute a material inducement to the Agent and the Banks to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby and that without the inclusion of this Section
11.1 herein the Agent and the Banks would not have entered into this Agreement and the other Loan Documents.

      Section B. No Fraudulent Intent. Each of the Borrower, the Guarantor and the other Additional Pledgors, jointly and severally, hereby acknowledges, warrants, represents and agrees that neither the execution and delivery of this Agreement and the other Loan Documents nor the performance of any actions required hereunder or thereunder is being consummated by the Borrower, the Managing Member, the Property Owner, the Guarantor or any other Additional Pledgor with or as a result of any actual intent by such Persons, or any of them, to hinder, delay or defraud any entity to which such Persons, or any of them, are now or will hereafter become indebted.

      Section C. No Bankruptcy Intent. Each of the Borrower, the Guarantor and the other Additional Pledgors, jointly and severally, hereby represents, covenants and agrees that none of the Borrower, the Managing Member, the Property Owner, the Guarantor nor any of the other Additional Pledgors has any intent (a) to file any voluntary petition in bankruptcy under any Chapter of the Bankruptcy Code or in any manner to seek relief, protection, reorganiza-tion, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency laws or laws providing for relief of debtors, or in equity, or directly or indirectly to cause any of the other of such Persons to file any such petition or to seek any such relief, either at the present time, or at any time hereafter, or (b) directly or indirectly to cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against any of such Persons or directly or indirectly to cause any of such Persons to become the subject of any dissolution, liquidation or insolvency proceeding or any other proceeding pursuant to any local, state, federal, or other insolvency laws or laws providing for relief of debtors, or in equity, either at the present time, or at any time hereafter, or (c) directly or indirectly to cause the Mortgaged Property, the Collateral or any portion thereof or any interest of such Persons in the Mortgaged Property or the Collateral to become the property of any bankruptcy estate or the subject of any local, state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings, either at the present time or at any time hereafter.

      Section D. Agreement in Best Interests of Parties; Consideration. Each of the Borrower, the Guarantor and the other Additional Pledgors, jointly and severally, hereby acknowledges and agrees that (a) the transactions evidenced by this Agreement and the other Loan Documents are in the best interests of such Persons and the creditors of such Persons, and (b) the benefit to inure to such Persons pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonable equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "fair consideration" (as such term is defined and used in the New York Debtor and Creditor Law Section s272-279), in exchange for the benefits to be provided by such Persons to the Agent and the Banks pursuant to this Agreement and the other Loan Documents.

      Section E. Subsequent Bankruptcy; Waiver of Automatic Stay.

          1. It is expressly agreed and understood by the parties hereto that, in the event the Property Owner, the Borrower, the Managing Member, the Guarantor, any of the other Additional Pledgors or the Collateral, or any portion thereof, shall be or become the subject of any bankruptcy proceeding or the property of any bankruptcy estate, the United States Bankruptcy Court for the Southern District of New York, (hereinafter referred to as the "Bankruptcy Court") shall have the sole and exclusive jurisdiction of such bankruptcy proceeding. The parties hereto hereby further acknowledge and agree that any voluntary bankruptcy petition filed by the Property Owner, the Borrower, the Managing Member, the Guarantor or any other Additional Pledgor, or any involuntary bankruptcy petition caused to be filed by the Property Owner, the

Borrower, the Managing Member, the Guarantor, any other Additional Pledgor or any affiliate thereof against the Property Owner, the Borrower, the Managing Member, the Guarantor or any other Additional Pledgor (any such bankruptcy filing being hereinafter referred to as a "Bad Faith Filing"), or any other action by Borrower or such Persons, or any of them, to attempt in any manner to hinder, delay, impede, stay, void, rescind or nullify any lawful action taken by Agent to exercise its rights and remedies under this Agreement or any of the other Loan Documents, or at law or in equity, from and after the date hereof, or pursuant to any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceedings, would be in bad faith and contrary to the purposes of the bankruptcy laws, would be for the sole purpose of delaying, inhibiting or interfering with the exercise by Agent of its rights and remedies under this Agreement and the Loan Documents and would, in and of itself, constitute "cause" for relief from the automatic stay pursuant to the provisions of Section 362(d)(1) of the Bankruptcy Code. Without limitation of the foregoing, the parties hereto hereby further acknowledge and agree that, in the event of any Bad Faith Filing by or against the Property Owner, the Borrower, the Managing Member, the Guarantor or any other Additional Pledgor, or their respective successors, successors-in-interest or assigns, Agent shall be entitled to obtain upon ex parte application therefor, and without further notice or action of any kind or nature whatsoever, (i) an order from the Bankruptcy Court prohibiting the use of Agent's "cash collateral" (as such term is defined in Section 363 of the Bankruptcy Code) in connection with the Loans, and (ii) an order from the Bankruptcy Court granting immediate relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so as to permit Agent to exercise all of its rights and remedies pursuant to this Agreement, the Loan Documents, and at law and in equity.

          2. The Borrower, the Guarantor and the other Additional Pledgors covenant not to directly or indirectly oppose or otherwise defend against Agent's effort to obtain relief from the stay pursuant to Section 11.5(a), above, and covenant and agree that Agent shall be entitled to the lifting of the stay pursuant to Section 11.5(a), above, without the necessity of an evidentiary hearing and without the necessity or requirement that Agent establish or prove the value of the Collateral, the lack of adequate protection of Agent's interest in the Collateral, the lack of any reasonable prospect of reorganization with respect either to the Property Owner, the Borrower, the Managing Member, the Guarantor, the other Additional Pledgor or the Collateral, or the Borrower's, the Managing Member's, the Guarantor's or the other Additional Pledgor's lack of equity in the Collateral.

          3. The waiver by the Borrower, the Guarantor, and the other Additional Pledgors of the Section 362 automatic stay contained in the Bankruptcy Code pursuant to Section s 11.5(a) and(b) above, and the waiver of the Section 362 automatic and Section 105 supplemental stay contained in the Bankruptcy Code pursuant to Section 11.6, below, shall be unconditional and absolute, and each of the Borrower, the Guarantor, and the other Additional Pledgors hereby agree never to directly or indirectly maintain before any court that such waiver of the automatic stay and supplemental stay should not be strictly enforced.

      Section F.    Waiver of Automatic and Supplemental Stays.  Each of the
Borrower, the Guarantor, and the other Additional Pledgors, on behalf of itself or himself only, hereby represents, covenants and agrees, in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the Property Owner, the Borrower, the Managing Member, the Guarantor or any other Additional Pledgor, not to assert or request any other party to assert that the automatic stay provided by Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Agent to enforce any rights it has by virtue of this Agreement or the Loan Documents, or any other rights Agent has, whether now or hereafter acquired, against the Property Owner, the Borrower, the Managing Member, the Guarantor, the other Additional Pledgors or against any Collateral; and further, in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the Property Owner, the Borrower, the Managing Member, the Guarantor or the other Additional Pledgors, not to seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of Agent to enforce any rights it has by virtue of this Agreement or the Loan Documents, or at law or in equity, or any other rights Agent has, whether now or hereafter acquired against the Property Owner, the Borrower, the Managing Member, the Guarantor, the other Additional Pledgors or against any Collateral. The parties hereto acknowledge that the waivers in this Section with respect to an involuntary petition shall not be effective until the occurrence of an Event of Default.

      Section G.    Approval Rights Regarding Bankruptcy Proceeding.  Upon the
occurrence and during the continuance of any Event of Default, all rights of the Borrower, the Managing Member, Guarantor and the other Additional Pledgors to exercise their Voting Interests in the Property Owner, the Borrower, the Managing Member or the other Additional Pledgors, as the case may be, shall automatically terminate and cease to exist and all such rights shall thereupon be automatically vested in the Agent who shall thereupon have the sole and exclusive right to exercise such Voting Interests. Without limiting the foregoing, in the event of a Bad Faith Filing or any other voluntary or involuntary bankruptcy filing or any other insolvency proceeding of any kind under local, state, federal or other insolvency laws involving the Property Owner, the Borrower, the Managing Member, the other Additional Pledgors or the Guarantor, or all of them, or any of their properties (collectively the "Bankruptcy Filings") the Borrower, the other Additional Pledgors, and the Guarantor each acknowledge and agree to recognize the rights and powers granted to the Agent in this Section 11.7 and agree not to oppose or object on any basis whatsoever to the exercise by the Agent of such rights in connection with the Bankruptcy Filings. Further, upon the commencement of one or more Bankruptcy Filings, the Borrower, the other Additional Pledgors and the Guarantor, jointly and severally, covenant and agree: (i) not to propose, approve, vote for, or acquiesce in a plan of reorganization concerning the Property Owner, the Borrower, the Managing Member, the other Additional Pledgors or the Guarantors, or all of them, without the consent of Agent; (ii) not to challenge or object on any basis whatsoever to the standing of Agent to be recognized as a creditor and/or party-in-interest in the Bankruptcy Filings; and (iii) not to violate or breach any of the covenants or agreements contained in any of the Loan Documents.

      Section H.    Miscellaneous Representations.  Borrower and Holding
Company Managing Member and each of them, jointly and severally, warrant and represent to Agent that, other than Agent and applicable taxing authorities, Borrower and Holding Company Managing Members have no creditors; that neither Borrower nor Holding Company Managing Member has any employees; that Borrower and Holding Company Managing Member are single asset entities such that Borrower and Holding Company Managing Member do not own or hold any beneficial interest in any property of any kind or nature whatsoever other than their direct or indirect interests in the Property Owner; and that any dispute which may arise between Agent and Borrower and Holding Company Managing Member would be, for all intents and purposes, a two (2) party dispute, involving only Agent and Borrower and Holding Company Managing Member.

      Section I.    Covenant of Noninterference and Cooperation.

          1. The Borrower, the Guarantor and the other Additional Pledgors, jointly and severally, covenant and agree that none of them shall take any action of any kind or nature whatsoever, either directly or indirectly, to oppose, impede, obstruct, hinder, frustrate, enjoin or otherwise interfere with the exercise by Agent of any of Agent's rights and remedies against or with respect to the Loan, the Collateral, this Agreement or the other Loan Documents, including specifically, but without limitation, those rights and remedies contained in this Section 11, at law or in equity, and shall not, either directly or indirectly cause any other Person to take any of the foregoing actions.

          2. The Borrower, the Guarantor and the other Additional Pledgors, jointly and severally, covenant and agree to cooperate fully and completely with the exercise by Agent of any of Agent's rights and remedies against or with respect to the Collateral, this Agreement or the other Loan Documents, including specifically, but without limitation, those rights and remedies contained in this Section 11.

          3. The Borrower, the Guarantor and the other Additional Pledgors, jointly and severally covenant and agree that any violation of either Section 11.9(a) or (b), above, or the occurrence of any Triggering Event, will constitute an act of bad faith undertaken with intent to hinder, delay and defraud Agent and the Banks.

      Section XII.  SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower, the Guarantor or any other Additional Pledgor and any securities or other property of the Borrower, the Guarantor or any other Additional Pledgor in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower, the Guarantor or any other Additional Pledgor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      Section XIII. THE AGENT.

      Section A. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create an agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

      Section B. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine.

      Section C. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      Section D. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any other Person, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes or any other Person shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantor, the Additional Pledgors, or the Property Owner, or the value of the Collateral, the Mortgaged Property or any other assets of the Borrower, the Guarantor, the Additional Pledgors or the Property Owner. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

      Section E.  Payments.

          1. A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          2. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          3. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails to comply with the provisions of Section 12 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantor, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      Section F. Holders of Notes. Subject to the terms of Article 17, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      Section G. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent (in its capacity as the Agent and not as a Bank) from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 14), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder to the extent not paid by the Borrower within thirty

(30) days of demand, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      Section H. Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

      Section I. Resignation. Subject to Section 17.1, the Agent may resign at any time by giving 30 days' prior written notice thereof to the Banks and the Borrower. In addition, the Majority Banks may remove the Agent from its capacity as agent in the event of the Agent's gross negligence or willful misconduct. In the event of any such removal, the Majority Banks shall give notice of such removal to the Borrower. Upon any such resignation or removal, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any other sophisticated investor knowledgeable in the lending to and operation of real estate similar to the Mortgaged Property, subject to the approval of the successor Agent by the Rating Agency as provided in Section
17.1. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then subject to the terms of
Section 17.1 the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or any other entity which shall be a sophisticated investor knowledgeable in the lending and/or operation of real estate similar to the Mortgaged Property. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, notice thereof shall be delivered to the Borrower and such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring or removed Agent's resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      Section J. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      Section K. Notification of Banks.    Promptly after receiving any notice
under Section 7.5 or any other material information from the Borrower, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

      Section XIV.  EXPENSES.

     The Borrower agrees to pay upon demand (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party, subject to the limitations in Section 4.13), including any recording, mortgage, transfer, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions (other than remedies) contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title examination charges, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent, FNBB, Wellsford and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under Section 17.4), each closing hereunder, and the reasonable fees, expenses and disbursements of the counsel to the Agent and each Bank incurred in connection with amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, or the addition or substitution of other Collateral, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the reasonable fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any other Person or the administration thereof after the occurrence of a Default or Event of Default,
(ii) the sale of, collection from or other realization upon any of the Collateral, (iii) the failure by the Property Owner, the Borrower, the Managing Member, the Guarantor or any other Additional Pledgor to perform or observe any provision of the Loan Documents, and (iv) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower, the Guarantor or any other Additional Pledgor, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with U.C.C. searches, U.C.C. filings, title rundowns or title searches and (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be reasonably incurred by FNBB and the other Banks in connection with the execution and delivery of this Agreement and the other Loan Documents. The Borrower shall not be liable for the payment of the registration fee pursuant to Section 17.2. The covenants of this Section 14 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

      Section XV.  INDEMNIFICATION.

          The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees asserted against any Person indemnified under this Section 15 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, the Property Owner, the Guarantor, the Managing Member or any Additional Pledgor (other than claims that are finally determined by court of competent jurisdiction to have resulted from agreements (actual or de facto) made by a Bank for the payment of such fees), (b) any condition, use, operation or occupancy of the Mortgaged Property or the other Collateral first occurring prior to the Agent or its nominee becoming the owner of the Collateral following a foreclosure thereof or prior to a foreclosure of the Mortgage,
(c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, the Guarantor or any Additional Pledgor comprised in the Collateral, (e) the Borrower, the Guarantor and the Additional Pledgors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property first occurring prior to the Agent or its nominee becoming the owner of the Collateral following a foreclosure thereof or prior to a foreclosure of the Mortgage, (g) in the event that the Agent or any nominee of the Agent or the Banks shall foreclose or otherwise obtain title to all or any portion of the Collateral, any obligations, duties or liabilities of the Property Owner, the Borrower, the Managing Member, or any Additional Pledgor other than those pursuant to the Mortgage Loan Documents (subject to the terms of the Loan Documents) or the Approved Budget (except as provided in
Section 7.15), first occurring prior to the Agent or its nominee becoming the owner of the Collateral following a foreclosure thereof or prior to a foreclosure of the Mortgage, (h) with respect to the Borrower, the Property Owner, the Managing Member and the Additional Pledgors and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property) first occurring prior to the Agent or its nominee becoming the owner of the Collateral following a foreclosure thereof or prior to a foreclosure of the Mortgage, (i) the exercise by the Agent or the Banks of the rights and remedies set forth in Article 11, or (j) any statement or omission in any offering statement or memorandum used in connection with any securitization of interests in the Mortgage Loan, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this Section 15 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 15 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 15 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

      Section XVI.  SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by the Borrower, the Managing Member, the Property Owner, the Guarantor, any other Additional Pledgor, Richard F. Czaja or Gregg S. Wolpert pursuant hereto or thereto or any of such Person's respective members, principals, directors, officers, partners, or any agent, employee or any other Person authorized or apparently authorized to make statements or representa-tions on behalf of any such Person to the extent of statements and representations made to FNBB and Wellsford on their tour of the Mortgaged Property on or about February 10, 1997 shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Managing Member, the Property Owner, the Guarantor or any Additional Pledgor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

      Section XVII.  ASSIGNMENT AND PARTICIPATION.

      Section A. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, conditioned or delayed (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower, the Managing Member, the Guarantor or any Additional Pledgor, which rights shall instead be allocated pro rata among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000, unless otherwise approved by the Agent, such consent not to be unreasonably withheld, conditioned or delayed, (f) such assignee shall acquire an interest in the Loans of not less than $10,000,000.00, unless otherwise approved by the Agent, such consent not to be unreasonably withheld, conditioned or delayed, and (g) such assignment shall be of an equal percentage of such assignee's Commitment Percentage. Upon such execution, delivery, acceptance and recording on the Register of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 17.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower, the Managing Member, the Guarantor or any Additional Pledgor. FNBB may assign all or any portion of its interest, rights and obligations under this Agreement; provided, however, that notwithstanding anything herein to the contrary, in the event that FNBB desires to resign its position as Agent under the Loan Documents, then FNBB shall first provide written notice thereof to the Banks and the Rating Agency and allow the Banks, with the approval of the Rating Agency a period of thirty (30) calendar days following the receipt of such notice within which to select a replacement Agent. In the event that the Majority Banks are unable to select a successor Agent as provided above that is approved by the Rating Agency, FNBB may thereafter resign as Agent as provided in this Agreement in the event that FNBB selects a successor Agent that is approved by the Rating Agency. Each Agent, as a condition to any resignation of its position as Agent, shall be required to comply with the foregoing provisions. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

      Section B. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

      Section C. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, and shall cause the Guarantor and each Additional Pledgor to deliver to the Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Loan

Documents executed by such Persons extend to and are applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

      Section D. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower except the rights granted to the Banks pursuant to Section 12, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any of the Borrower or the General Partner. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

      Section E. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or as otherwise approved by the Agent, such consent not to be unreasonably withheld, conditioned or delayed. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      Section F. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

      Section G. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. The financial statements and other reports delivered by the Borrower to the Agent hereunder will be treated as confidential by the Agent and the Banks, and each assignee and participant hereunder and each potential assignee or participant hereunder, and such parties for themselves agree not to disclose such information to any Person, provided that such information may be disclosed to any of the following in connection with their participation in the transactions contemplated by the Loan Documents: directors, officers, employees, representatives, legal counsel, accountants and prospective investors of any of such Persons, it being understood that such Persons shall be informed of the confidential nature of such information and shall agree to treat such information confidentially. Notwithstanding the foregoing, such Persons shall be permitted to disclose such information (a) to the extent required by law, (b) to the extent such confidential information becomes publicly available other than as a result of the breach of this Agreement,
(c) to the extent such information becomes available to any of such Persons on a non-confidential basis, or (d) to the extent necessary to enforce the Loan Documents (provided that in connection with such enforcement the Agent shall take reasonable efforts to cause such information to remain confidential).

      Section H. Amendments to Loan Documents. Upon any such assignment or participation, the Borrower shall, upon the request of the Agent, enter into such documents and cause the Guarantor and the Additional Pledgors to enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

      Section XVIII.  NOTICES.

     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 18 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

     If to the Agent or any Bank, at the address set forth on the signature page for the Agent or such Bank; and

     If to the Borrower or Holding Company Managing Member, to such party at:

               277 Park Avenue
               47th Floor
               New York, New York  10172
               Attn:  Richard Czaja
               Fax: 212/223-4609

     with a copy to:

               Richard L. Chadakoff, Esq.
               Latham & Watkins
               885 Third Avenue
               New York, New York 10022

     If to Guarantor, in the manner provided in the Guaranty; and

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

      Section XIX.  RELATIONSHIP.

     The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

      Section XX.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

          THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER, THE GUARANTOR AND THE OTHER ADDITIONAL PLEDGORS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED IN Section 18. THE BORROWER, THE GUARANTOR AND THE OTHER ADDITIONAL PLEDGORS HEREBY WAIVE ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      Section XXI.  HEADINGS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      Section XXII.  COUNTERPARTS.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      Section XXIII.  ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 26.

      Section XXIV.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

     EACH OF THE BORROWER, THE GUARANTOR AND THE OTHER ADDITIONAL PLEDGORS, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER, THE GUARANTOR AND THE OTHER ADDITIONAL PLEDGORS (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE

WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 24. BORROWER, THE GUARANTOR AND THE OTHER ADDITIONAL PLEDGORS, ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS Section 24 WITH ITS LEGAL COUNSEL AND THAT BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

      Section XXV.  DEALINGS WITH THE BORROWER.

     The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Managing Member, the Property Owner, the Guarantor and the Additional Pledgors or any of their affiliates regardless of the capacity of the Bank hereunder.

      Section XXVI.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower, the Property Owner, the Guarantor and the Additional Pledgors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower, the Guarantor, an Additional Pledgor or any Collateral except as otherwise provided herein; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; an amendment of this Section 26; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Majority Banks to require a lesser number of Banks to approve such action. The provisions of Section 13 may not be amended without the written consent of the Agent and the Majority Banks. No waiver under the Loan Documents shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right under the Loan Documents shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      Section XXVII.  RIGHTS OF THIRD PARTIES

     All conditions to the performance of the obligations of the Agent and the Banks under this Agreement and the other Loan Documents are imposed solely and exclusively for the benefit of the Agent and the Banks and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Banks at any time if in their sole and absolute discretion they deems it desirable to do so.

      Section XXVIII.  SEVERABILITY.

          The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      Section XXIX.  TIME OF THE ESSENCE.

     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower, the Agent and the Banks under this Agreement and the other Loan Documents.

      Section XXX.  NO UNWRITTEN AGREEMENTS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

      Section XXXI.  JOINT AND SEVERAL LIABILITY.

     Each of the Borrowers covenants and agrees that each and every covenant and obligation of Borrower hereunder and under the other Loan Documents shall be the joint and several obligations of each Borrower.

      Section XXXII.  NONRECOURSE OBLIGATIONS.

     Anything contained in this Agreement or the other Loan Documents to the contrary notwithstanding (except as provided below), Agent's and the Banks' recourse for the payment and performance of all of the Obligation of Borrower and the Additional Pledgors (but excluding Guarantor's liability under the Guaranty and the Indemnity Agreement) under this Agreement or the other Loan Documents shall be limited solely to the interest of such Person in the Collateral, and none of such Persons, any partner, member, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent or director of any such Person shall be personally liable for the performance of any of the Obligations; provided, however, that (a) the foregoing limitation on the personal liability of the Persons described above shall not impair the validity of any lien, pledge, security interest or other encumbrance created by the Loan Documents, or the right of Agent to foreclose and/or enforce any of its rights or remedies in and to the Collateral upon the occurrence of an Event of Default as provided in this Agreement or the other Loan Documents or be deemed to be a release or impairment of the Obligations, (b) Borrower and Guarantor will be fully and personally liable and subject to legal action for
(i) misapplication or misappropriation by any of the persons described above (excluding agents) of insurance proceeds, condemnation proceeds, tenant security deposits, rents and any other funds due Agent under the Loan Documents, and (ii) fraud by any of the Persons described in Section 10.1(e) to the full extent of any losses, damages and expenses of the Agent or the Banks on account thereof and (c) Borrower shall be fully liable for any and all losses or damages (including those resulting from diminution in value of the Mortgaged Property) incurred by the Agent or the Banks relating to the presence or release of any Hazardous Substances on or about the Mortgaged Property as a result of the acts or omissions of Property Owner, Borrower, Managing Member or any Additional Pledgor or any principal, officer, member or partner of any of such Persons from and after the date hereof. Nothing herein shall be deemed to be a waiver of any right which Agent may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the Obligations or to require that all the Collateral shall continue to secure al of the Obligations in accordance with this Agreement and the other Loan Documents. Noting herein shall relieve, reduce or impair any obligation of Guarantor under the Guaranty or the Indemnity Agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                           PARK AVENUE FINANCING COMPANY, LLC, a Delaware limited liability company, by its managing member

                           By:  PAFC Management, Inc., a Delaware
                                corporation


                                By:  /s/ Stanley Stahl
                                     -----------------------------------
                                     Title:

                                               [CORPORATE SEAL]


                           PAMC CO-MANAGER INC., a Delaware
                           corporation


                           By:  /s/ Stanley Stahl
                                -----------------------------------
                                Title:

                                          [CORPORATE SEAL]

                           PAFC MANAGEMENT, INC., a Delaware corporation


                           By:  /s/ Stanley Stahl
                                -----------------------------------
                                Title:

                                          [CORPORATE SEAL]



                           /s/ Stanley Stahl
                           -----------------------------------
                           STANLEY STAHL

                           FIRST NATIONAL BANK OF BOSTON, individually and as Agent


                           By:  /s/ Mark E. Basham
                                -----------------------------------
                                Mark E. Basham, Managing Director

                                     [BANK SEAL]

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division

With a copy to:

The First National Bank of Boston
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn: Mark E. Basham
Fax: 770/390-8434

                           WELLSFORD REAL PROPERTIES, INC.


                           By:  /s/ Edward Lowenthal
                                -----------------------------------
                                Title:  President


                                [CORPORATE SEAL]

Wellsford Real Properties, Inc.
610 Fifth Avenue
7th Floor
New York, New York  10020
Attn: Gregory Hughes
Fax: 212/333-2323

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                  EXHIBIT B

                                 FORM OF NOTE

$______________                                              ____________, 1997


  FOR VALUE RECEIVED, the undersigned PARK AVENUE FINANCING COMPANY, LLC, a Delaware limited liability company, and PAMC CO-MANAGER INC., a Delaware corporation, hereby jointly and severally promise to pay to _______________________ _______________________________________ or order, in accordance with the terms of that certain Credit Agreement dated as of April __, 1997 (the "Credit Agreement"), as from time to time in effect, among the undersigned, The First National Bank of Boston, for itself and as Agent, such other Banks as may be from time to time named therein, the Additional Pledgors and Guarantor, to the extent not sooner paid, on or before the Maturity Date, the principal sum of _________________________
________________________________________________ DOLLARS ($___________), or
such amount as may be outstanding hereunder with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Unpaid interest shall be added to the outstanding principal balance hereof as provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

  Payments hereunder shall be made to The First National Bank of Boston, as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

  This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

  Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

  In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

  This Note shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to the conflict of laws rules of any jurisdiction).

  The liability and obligations of the undersigned makers and their respective officers, members, shareholders, partners or other person or entity having an interest therein to perform and observe the obligations contained in this Note shall be subject and limited by the terms of Section 32 of the Credit Agreement.

  The undersigned makers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

  IN WITNESS WHEREOF the undersigned have duly executed this Note under seal as of the day and year first above written.

                           PARK AVENUE FINANCING COMPANY, LLC, a Delaware limited liability company, by its managing member

                           By:  PAFC Management, Inc., a Delaware
                                corporation


                                By:  __________________________________
                                     Title:

                                               [CORPORATE SEAL]



                           PAMC CO-MANAGER INC., a Delaware
                           corporation


                           By:  _______________________________________
                                Title:

                                          [CORPORATE SEAL]

                                   EXHIBIT C

                                APPROVED BUDGET

                                  SCHEDULE 1

                             BANKS AND COMMITMENTS



                                                          Commitment
                                            Commitment    Percentage

The First National Bank of                $60,000,000.00     75.0%
   Boston
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Wellsford Real Properties, Inc.           $20,000,000.00     25.0%
610 Fifth Avenue
7th Floor
New York, New York  10020
                                          ______________     _____
                                          $80,000,000.00      100%

                                 SCHEDULE 6.7


                                  LITIGATION


                                     NONE

                                 SCHEDULE 6.17


                                  ERISA PLANS


                                     NONE

                                 SCHEDULE 6.24


                            MORTGAGE LOAN DOCUMENTS